As filed with the Securities and Exchange Commission on December 27, 2019

Registration No. 333- 233205

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

_

PRE-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

____________________________

DPW HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-1721931
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

201 Shipyard Way, Suite E

Newport Beach, CA 92663

(949) 444-5464

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Milton C. Ault, III

Chief Executive Officer

DPW Holdings, Inc.

201 Shipyard Way, Suite E

Newport Beach, CA 92663

(949) 444-5464

(Name, address including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Henry Nisser, Esq.

General Counsel and Executive Vice President

DPW Holdings, Inc.

100 Park Ave., Suite 1658A

New York, NY 10017

(949) 444-5464

From time to time after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

	Amount to be	Proposed maximum	Amount of
Title of Each Class of Securities to be Registered	registered(1)	aggregate offering price (2)	registration fee
Common Stock	12,500	$13,813	$1.67
Common Stock underlying Convertible Notes	203,805	$225,205	$27.29
TOTAL	216,305	$239,018	$28.96

 (1)       Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock offered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2)       With respect to the shares of common stock offered by the selling stockholders named herein, estimated at $1.105 per share, the average of the high and low prices as reported on the NYSE American on December 20, 2019, for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities under this prospectus until the registration statement of which it is a part and filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 27, 2019

PRELIMINARY PROSPECTUS

DPW HOLDINGS, INC.

216,305 Shares of Common Stock

This prospectus relates to the resale or other disposition from time to time of up to 216,305 shares of our common stock to be offered by the selling stockholders, consisting of: (i) 12,500 shares of common stock issued pursuant to an amended and restated securities purchase agreement dated June 18, 2019, and (ii) 203,805 shares of common stock underlying a convertible note.

As previously reported in our Current Report on Form 8-K filed with the Securities and Exchange Commission, on May 15, 2018, we entered into a securities purchase agreement with an investor providing for the issuance of (i) a Senior Secured Convertible Promissory Note (the “Original Note”); (ii) two five-year warrants to purchase shares of the Company’s common stock, par value $0.001 per share (“Common Stock”); and (iii) shares of Common Stock. On June 18, 2019 (the “Closing Date”), we entered into an amended and restated securities purchase agreement (the “Amended SPA”) with the investor to consummate a refinancing (the “Refinancing”) pursuant to which, in consideration for the extinguishment of the Original Note, we (i) sold a 10% Senior Secured Promissory Note with a principal face amount of $2,800,000, plus an original issue discount in the amount of $100,000 (the “New Note”) and (ii) issued 12,500 shares of Common Stock (the “Commitment Shares”) subject to the approval thereof by the NYSE American. The New Note and the Commitment Shares were offered and sold in reliance upon exemption from the registration requirements under Section 4(a)(2) under the Securities Act of 1933 and, as applicable, Rule 506 of Regulation D promulgated thereunder.

On July 2, 2019, we entered into an exchange agreement with an investor pursuant to which we issued a Convertible Promissory Note (the “Initial Convertible Note”) in the principal face amount of $783,031 that was convertible into 88,891 shares of Common Stock at a conversion price of $8.80 per share in exchange for the cancellation of outstanding debt. On September 26, 2019 we entered into a second exchange agreement with this investor pursuant to which we issued a new Convertible Promissory Note in the principal amount of $815,218 that is convertible into 203,805 shares of Common Stock at a conversion price of $4.00 per share (the “Convertible Note”) in exchange for the Initial Convertible Note.

        The selling stockholders may, from time to time, sell, transfer, or otherwise dispose of any or all of their shares of common stock from time to time on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” which begins on page 47.

We are not offering any shares of our common stock for sale under this prospectus. We will not receive any of the proceeds from the sale of common stock by the selling stockholders, though we will receive proceeds in the event of any warrant exercise for cash. All expenses of registration incurred in connection with this offering are being borne by us. All selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

Our common stock is quoted on the NYSE American under the symbol “DPW.” On December 20, 2019, the last reported sale price of our common stock as reported on the NYSE American was $1.11 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

INVESTING IN OUR SECURITIES INVOLVES VARIOUS RISKS.  SEE “RISK FACTORS” BEGINNING ON PAGE 13 OF THIS PROSPECTUS AND IN THE APPLICABLE PROSPECTUS SUPPLEMENT, AS UPDATED IN OUR FUTURE FILINGS MADE WITH THE SECURITIES AND EXCHANGE COMMISSION THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. YOU SHOULD CAREFULLY READ AND CONSIDER THESE RISK FACTORS BEFORE YOU INVEST IN OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus is dated December __, 2019

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) using a “shelf” registration or continuous offering process.

You should read this prospectus and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find More Information” and “Incorporation of Documents by Reference” in this prospectus.

This prospectus may be supplemented from time to time to add, to update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have filed with the SEC that is incorporated by reference, is accurate as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Unless otherwise stated or the context requires otherwise, references to “DPW”, the “Company,” “we,” “us” or “our” are to DPW Holdings, Inc. and its subsidiaries.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in it contain forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements other than statements of historical facts are statements that could be deemed forward-looking statements. These statements are based on our expectations, beliefs, forecasts, intentions and future strategies and are signified by the words “expects,” “anticipates,” “intends,” “believes” or similar language. In addition, any statements that refer to projections of our future financial performance, our anticipated growth, trends in our business and other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict, including those identified above, under “Risk Factors” and elsewhere in this prospectus. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus and speak only as of the date hereof.

We disclaim any current intention to update its “forward-looking statements,” and the estimates and assumptions within them, at any time or for any reason. In particular, the following factors, among others, could cause actual results to differ materially from those described in the “forward-looking statements:” (a) our continued operating and net losses in the future; (b) our need for additional capital for our operations and to fulfill our business plans, (c) dependency on our ability, and the ability of our contract manufacturers, to timely procure electronic components; (d) the potential ineffectiveness of our strategic focus on power supply solution competencies; (e) dependency on developer partners for the development of some of our custom design products; (f) dependency on sales of our legacy products for a meaningful portion of our revenues; (g) the possible failure of our custom product development efforts to result in products which meet customers’ needs or such customers’ failure to accept such new products; (h) our ability to attract, retain and motivate key personnel; (i) dependence on a few major customers; (j) dependence on the electronic equipment industry; (k) reliance on third-party subcontract manufacturers to manufacture certain aspects of the products sold by us; (l) reduced profitability as a result of increased competition, price erosion and product obsolescence within the industry; (m) our ability to establish, maintain and expand its OEM relationships and other distribution channels; (n) our inability to procure necessary key components for its products, or the purchase of excess or the wrong inventory; (o) variations in operating results from quarter to quarter; (p) dependence on international sales and the impact of certain governmental regulatory restrictions on such international sales and operations; and other risk factors included in our most recent filings with the SEC, including, but not limited to, our Forms 10-K, 10-Q and 8-K. All filings are also available on our website at www.dpwholdings.com.

ABOUT THE COMPANY

Except where the context otherwise requires, the terms, “we,” “us,” “our” or “the Company,” refer to the business of DPW Holdings, Inc., a Delaware corporation and its wholly-owned subsidiaries.

Company Overview

We are a growth company seeking to increase our revenues through acquisitions. Our strategy reflects our management and Board’s current philosophy which we began implementing upon the change in control that was completed in September 2016. Our acquisition and development target strategy include companies that have developed a “new way of doing business” in mature, well-developed industries experiencing changes due to new technology; companies that may become profitable or more profitable through efficiency and reduction of costs; companies whose business is related to our core business in the commercial and defense industries; and companies that will enhance our overall revenues. We plan to substantially increase our gross revenues in the foreseeable future.

We operate as a holding company with operations conducted primarily through our subsidiaries. We conduct our activities in a manner so as not to be deemed an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Generally, this means that we do not invest or intend to invest in securities as our primary business and that no more than 40% of our total assets will be invested in investment securities as such term is defined in the Investment Company Act. We are a diversified holding company owning subsidiaries engaged in the following operating businesses: commercial and defense solutions, commercial lending, cryptocurrency blockchain mining and advanced textile technology. We also maintain a large investment in Avalanche International, Corp., which does business as MTIX International.

Originally, we were primarily a solution-driven organization that designed, developed, manufactured and sold high-grade customized and flexible power system solutions for the medical, military, telecom and industrial markets. Although we are actively seeking growth through acquisitions, we will continue to focus on high-grade and custom product designs for the commercial, medical and military/defense markets, where customers demand high density, high efficiency and ruggedized products to meet the harshest and/or military mission critical operating conditions.

We have operations located in Europe through our wholly-owned subsidiary, Digital Power Limited (“DP Limited”), Salisbury, England, which operates under the brand name of “Gresham Power Electronics” (“Gresham”). DP Limited designs, manufactures and sells power products and system solutions mainly for the European marketplace, including power conversion, power distribution equipment, DC/AC (Direct Current/Active Current) inverters and UPS (Uninterrupted Power Supply) products. Our European defense business is specialized in the field of naval power distribution products.

On November 30, 2016, we formed Digital Power Lending, LLC (“DP Lending”), a wholly-owned subsidiary. DP Lending provides commercial loans to companies throughout the United States to provide them with operating capital to finance the growth of their businesses. The loans range in duration from six months to three years, DP Lending operates under California Finance Lending License #60DBO-77905.

On June 2, 2017, we purchased 56.4% of the outstanding equity interests of Microphase Corporation (“Microphase”). Microphase is a design-to-manufacture original equipment manufacturer (“OEM”) industry leader delivering world-class radio frequency (“RF”) and microwave filters, diplexers, multiplexers, detectors, switch filters, integrated assemblies and detector logarithmic video amplifiers (“DLVA”) to the military, aerospace and telecommunications industries. Microphase is headquartered in Shelton, Connecticut.

On April 25, 2017, we formed Coolisys Technologies, Inc. (“Coolisys”), a wholly-owned subsidiary. Coolisys operates its existing businesses in the customized and flexible power system solutions for the medical, military, telecom, commercial and industrial markets, other than the European markets which are primarily served by DP Limited, in Coolisys.

On September 1, 2017, Coolisys acquired all of the outstanding membership interests in Power-Plus Technical Distributors, LLC, a California limited liability company (“Power-Plus”). Power-Plus is an industrial distributor of value added power supply solutions, UPS systems, fans, filters, line cords, and other power-related components. In addition to its current business, Power-Plus will serve as an extended sales organization for our overall flexible power system solutions.

On December 31, 2017, Coolisys entered into a share purchase agreement with Micronet Enertec Technologies, Inc. (“MICT”), a Delaware corporation, Enertec Management Ltd., an Israeli corporation and wholly owned subsidiary of MICT (“EML”), and Enertec Systems 2001 Ltd. (“Enertec”), an Israeli corporation and wholly owned subsidiary of EML, pursuant to which Coolisys acquired Enertec. Enertec is Israel’s largest private manufacturer of specialized electronic systems for the military market. On May 23, 2018, Coolisys completed its acquisition of Enertec.

On May 23, 2018, DP Lending entered into and closed a securities purchase agreement to acquire 98.1% of I.AM, Inc. (“I.AM”), for a purchase price of $981. I.AM owns and operates the Prep Kitchen brand restaurants located in the San Diego area. I.AM owed DP Lending $1,715,330 in outstanding principal, pursuant to a loan and security agreement, between I.AM and DP Lending, that I.AM used to acquire the restaurants.

Recent Events

On September 18, 2017, the Board of Directors of Digital Power Corporation voted unanimously to recommend a number of proposals to be voted upon at its annual meeting (the “Meeting”), including a proposal to approve a change in domicile from California to Delaware (the “Reincorporation”). On December 27, 2017, Digital Power Corporation approved the Agreement and Plan of Merger (the “Merger Agreement”) providing for the merger (the “Merger”) of Digital Power Corporation with and into its wholly owned subsidiary DPW Holdings, Inc. The Reincorporation was approved at the Meeting, which was held on December 28, 2017.

The Reincorporation was consummated on December 29, 2017 pursuant to the Merger Agreement, whereby Digital Power Corporation merged with and into the Company with the Company as the surviving corporation operating as DPW Holdings, Inc. Following the Merger, the Company’s corporate existence is governed by the laws of the State of Delaware.

Upon consummation of the transactions contemplated by the Merger Agreement and resulting Reincorporation, the daily business operations of the Company continued as they were conducted by Digital Power Corporation immediately prior to the Reincorporation and the officers and directors of Digital Power Corporation became the officers and directors of the Company, except that Milton C. Ault, III, become the Company’s Chief Executive Officer and Amos Kohn remained as its President.

In January 2018, we formed Super Crypto Mining, Inc., a wholly-owned subsidiary, which recently changed its name to Digital Farms, Inc. (“DFI”). DFI was established to operate our newly formed cryptocurrency business, which is pursuing a variety of digital currency. We mine the top three cryptocurrencies for our own account. These cryptocurrencies include Bitcoin, Litecoin and Ethereum.

On January 23, 2018, we reached preliminary agreement on the terms to govern the acceptance of delivery of the purchase order conveying to us the right to acquire 1,000 Antminer S9s (the “Bitmain Miners”) manufactured by Bitmain Technologies, Inc. (the “Bitmain”), in connection with our cryptocurrency mining operations, or crypto mining. Pursuant to a purchase order delivered on behalf of Bitmain to us, on January 31, 2018 we paid approximately $5,000,000 to Bitmain for the Bitmain Miners.  We received delivery of the Bitmain Miners on February 1, 2018.

On January 25, 2018, we issued two 5% promissory notes (collectively, the “Notes”), each in the principal face amount of $2,500,000 for an aggregate debt of $5,000,000 to two institutional investors.  The entire unpaid balance of the principal and accrued interest on each of the Notes was due and payable on February 23, 2018, subject to a 30-day extension available to us. The proceeds from these two promissory notes were used to purchase 1,000 Antminer S9s (“Miners”) manufactured by Bitmain Technologies, Inc. in connection with our crypto mining operations. Between March 23 and March 27, 2018, we paid the entire outstanding principal and accrued interest on the Notes of $5,101,127.

On February 27, 2018, we entered into a Sales Agreement with H.C. Wainwright & Co., LLC (“HCW”) to sell shares of common stock having an aggregate offering price of up to $50,000,000 (the “Shares”) from time to time, through an “at the market offering” program (the “ATM Offering”) under which HCW will act as sales agent.  The offer and sale of the Shares was made pursuant to our effective “shelf” registration statement on Form S-3 and an accompanying base prospectus contained therein (Registration Statement No. 333-222132) filed with the SEC on December 18, 2017, amended on January 8, 2018, and declared effective by the SEC on January 11, 2018, and a prospectus supplement related to the ATM Offering, dated February 27, 2018.  Subject to the terms and conditions of the Sales Agreement, HCW agreed to use its commercially reasonable efforts to sell the Shares, based upon our instructions, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and rules of the NYSE American.  We paid HCW a commission in an amount equal to 5.0% of the gross sales price per Share sold through the ATM Offering as sales agent under the Sales Agreement. In addition, we reimbursed $60,000 to HCW for certain expenses it incurred in the performance of its obligations under the Sales Agreement and we have agreed to reimburse HCW up to a maximum of $5,000 each calendar quarter. We sent HCW a notice terminating the Sales Agreement on September 13, 2018, which termination took effect on September 23, 2018.

On May 23, 2018, DP Lending entered into and closed a securities purchase agreement with I. AM, Inc. (“I. AM”), David J. Krause and Deborah J. Krause. Pursuant to the securities purchase agreement, I. AM sold to DP Lending, 981 shares of common stock for a purchase price of $981, representing, upon the closing, 98.1% of I. AM’s outstanding common stock. I. AM owns and operates the Prep Kitchen brand restaurants located in the San Diego area. I.AM owed DP Lending $1,715,330 in outstanding principal, pursuant to a loan and security agreement, between I. AM and DP Lending, which I. AM used to acquire the restaurants. The purchase agreement provides that, as I. AM repays the outstanding loan to DP Lending in accordance with the loan agreement, DP Lending will on a pro rata basis transfer shares of common stock of I. AM to David J. Krause, up to an aggregate of 471 shares.

On October 10, 2018, we entered into an At-The-Market Issuance Sales Agreement (the “Sales Agreement”) with Wilson-Davis & Co., Inc., as sales agent (the “Agent”) to sell shares of our Common Stock, having an aggregate offering price of up to $25,000,000 (the “ATM Shares”) from time to time, through an “at the market offering” program (the “WDCO ATM Offering”). Through April 1, 2019, when the WDCO ATM Offering was discontinued, we had received net proceeds of $6,050,499 through the sale of 129,094 ATM Shares through the WDCO ATM Offering. The offer and sale of the ATM Shares through the WDCO ATM Offering were made pursuant to our then effective “shelf” registration statement on Form S-3 and an accompanying base prospectus contained therein (Registration Statement No. 333-222132) filed with the SEC on December 18, 2017, as amended on January 8, 2018, and declared effective by the SEC on January 11, 2018, and a prospectus supplement related to the WDCO ATM Offering, dated October 15, 2018.

On October 11, 2018, we entered into a Securities Purchase Agreement with a certain institutional investor providing for the issuance of (i) an Original Issue Discount Promissory Note in the principal face amount of $565,000 due December 8, 2018, for a purchase price of $510,000, and (ii) 500 shares of common stock to be issued by the Company, subject to approval of the NYSE American. This promissory note was exchanged in January 2019 for a new promissory note that has been repaid.

On March 14, 2019, the stockholders approved a proposal permitting the Board of Directors to effect a reverse stock split (the “Reverse Split”) of our issued and outstanding Common Stock. Thereafter, on March 14, 2019, the Board of Directors approved the Reverse Split with a ratio of one for twenty. The Reverse Split did not affect the number of authorized shares of Common Stock or their par value per share. As a result of the Reverse Split, the number of shares of Common Stock outstanding was reduced from 126,025,767 to 6,301,289. The Reverse Split became effective in the State of Delaware on March 14, 2019. Beginning on March 18, 2019, the Common Stock traded on the NYSE American on a split-adjusted basis.

On March 29, 2019, we entered into an underwriting agreement with A.G.P./Alliance Global Partners (the “Underwriter”), pursuant to which we agreed to issue and sell an aggregate of (a) 71,388 shares of Common Stock (the “Offering Shares”) together with warrants to purchase 71,388 shares of Common Stock and (the “Common Warrants”) and (b)  pre-funded warrants to purchase up to 317,500 shares of our Common Stock (the “Pre-Funded Warrants”) together with a number of Common Warrants to purchase 317,500 shares of common stock (the “April 2019 Offering”). The Offering Shares were sold to the purchasers at the public offering price of $17.60 per share (the “Offering Price”). The Common Warrants were sold at a public offering price of $0.40 per Common Warrant. The Pre-Funded Warrants were offered to each purchaser whose purchase of the Offering Shares and the Common Warrant in the April 2019 Offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of outstanding Common Stock immediately following the consummation of the April 2019 Offering, in lieu of the Offering Shares. The purchase price of each Pre-Funded Warrant equaled the Offering Price, minus $0.40, and the exercise price of each Pre-Funded Warrant equaled $0.40 per share. In addition, we also issued the Underwriter a warrant to purchase a maximum of 15,550 additional shares of Common Stock at an initial exercise price of $19.80 per share, with a term of five years.

On May 13, 2019, we entered into a Note Purchase Agreement, whereby we sold and issued to an investor a promissory note in the principal amount of $575,000 (the “First Note”) for the purchase price of $500,000, plus a 15% loan fee in the amount of $75,000. The principal amount was due and payable on or prior to August 9, 2019, subject to extensions as set forth in the First Note. Subsequently, on May 21, 2019, we entered into a second Note Purchase Agreement, pursuant to which we sold and issued an additional promissory note in the principal amount of $230,000 (the “Second Note”), for a purchase price of $200,000, plus a 15% loan fee in the amount of $30,000. An aggregate total of $700,000 has been raised from these two notes. The principal amount of the Second Note was due and payable on or prior to August 21, 2019, subject to extensions as set forth therein. These notes did not accrue any interest. On November 15, 2019, we entered into an exchange agreement with the lender pursuant to which we issued to the lender a convertible promissory note in the principal amount of $935,772 with an interest rate of 8% per annum, in exchange for the First and Second Notes. Subject to the approval by the NYSE American, this note shall be convertible into shares of our common stock at conversion price of $1.80.

On May 20, 2019, we entered into a Securities Purchase Agreement with an institutional investor to sell, for a purchase price of $500,000, a 4% Original Issue Discount Convertible Promissory Note (the “May 2019 Note”) with an aggregate principal face amount of $660,000 and a warrant to purchase an aggregate of 12,500 shares, subject to adjustment of our common stock. The principal of the May 2019 Note and interest earned thereon may be converted into shares of our Common Stock at $8.80 per share, subject to adjustment. The exercise price of the warrant is $12.00 per share, subject to adjustment. The issuance of shares of our common stock upon conversion of the May 2019 Note and exercise of the warrant is subject to approval by the NYSE American. In addition, our Chief Executive Officer provided a personal guarantee for the Company’s obligation to repay the May 2019 Note.

On June 18, 2019 we entered into a Securities Purchase Agreement with Dominion Capital, LLC (“Dominion”), one of the selling stockholders named in this prospectus, to consummate a refinancing (the “Refinancing”) pursuant to which, in consideration for the extinguishment of a 10% convertible note dated May 15, 2018, with a remaining balance due of $1,800,000, we (i) sold a 10% Senior Secured Promissory Note with a principal face amount of $2,800,000, plus an original issue discount in the amount of $100,000 and (ii) issued 12,500 shares of our Common Stock subject to the approval thereof by the NYSE American. In addition, Ault & Company, Inc. (“ACI”), a related party, guaranteed to Dominion and its successors, endorsees, transferees and assigns, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of our obligations pursuant to the Refinancing. Pursuant to the terms of the note, we were required to make six monthly amortization payments beginning on July 18, 2019. We have not made any of these payments and this note is currently in default. We had up until recently been negotiating a mutually acceptable resolution of this matter with Dominion but were not able to do so. While we have not been served as of the date of this prospectus, we are aware that Dominion has filed a complaint against us and ACI seeking to recover, among other items, the amount of principal, interest and penalties outstanding, which is presently approximately $3,450,000. While we continue to hope to resolve this matter amicably, should we not be able to do so we will defend ourselves vigorously.

On July 2, 2019 we entered into an exchange agreement with Bellridge Capital, LP (“Bellridge”), one of the selling stockholders named in this prospectus, pursuant to which, in exchange for a term promissory note issued by us to Bellridge on September 21, 2018 in the principal face amount of $526,316, we sold to Bellridge a new convertible promissory note in the principal amount of $783,031 with an interest rate of 12% per annum and a maturity date of December 31, 2019. This note was convertible into shares of Common Stock, commencing on July 15, 2019, at conversion price equal to the greater of (A) $8.80 or (B) 80% of the lowest daily VWAP in the three trading days prior to the date of conversion.

On September 26, 2019, we entered into a second exchange agreement with Bellridge pursuant to which, in exchange for note referred to immediately above (the “Prior Note”), we sold to Bellridge a new convertible promissory note in the principal amount of $815,218 with an interest rate of 12% per annum (the “New Note”). The New Note is convertible into shares of Common Stock (the “Conversion Shares”), commencing on October 31, 2019, at conversion price equal to $4.00 (the “Conversion Price”), or 203,805 such shares. In connection with this exchange agreement, we and Bellridge entered into a forbearance agreement pursuant to which Bellridge agreed to forbear through the close of business on October 31, 2019 from exercising the rights and remedies it is entitled to under the Prior Note, and any and all transaction documents related thereto, in consideration for our issuance of the New Note. We further agreed with Bellridge to file an amended registration statement on Form S-3 relating to the resale by Bellridge of all of the Conversion Shares no later than October 21, 2019.

On July 2, 2019 we entered into an exchange agreement with an institutional investor pursuant to which, in exchange for (i) a term promissory note issued by DP Lending to the investor on August 10, 2018 in the principal face amount of $550,000 and (ii) a term promissory note issued by us on August 16, 2018, as amended on November 29, 2018, in the principal face amount of $318,150, we sold to the investor a new convertible promissory note in the principal amount of $1,250,000 (subject to adjustments) with an interest rate of 8% per annum and a maturity date of December 31, 2019. This note was convertible into shares of Common Stock at conversion price of $8.80. As a result of the ACM Sales Agreement discussed below, commencing on the first day of the ACM ATM Offering, the conversion price of the investor’s note was reduced to $4.00 per share. During the three months ended September 30, 2019, we issued 244,318 shares of our common stock in payment of the outstanding principal amount of $1,250,000.

On July 3, 2019 we entered into an exchange agreement with an institutional investor pursuant to which, in exchange for a term promissory note issued by us to the investor on March 23, 2018 in the principal face amount of $1,000,000, we sold a convertible promissory note in the principal face amount of $1,292,000 plus a default premium of $200,000, and (ii) a five-year warrant to purchase of 25,000 shares of our common stock at an exercise price of $8.80 per share. This convertible promissory note is in the aggregate principal amount of $1,492,000 and bears interest at 12% per annum, which principal and all accrued and unpaid interest are due on January 22, 2020, and which interest shall be payable in cash, in arrears, on the first business day of each month, with the first payment of interest due on August 1, 2019. Commencing on July 15, 2019, subject to certain beneficial ownership limitations, the investor may convert the principal amount of this note and accrued interest earned thereon at any time into shares of our common stock at $8.80 per share. During the three months ended September 30, 2019, we issued 99,753 shares of our common stock in payment of principal and interest in the amount of $877,837. On September 19, 2019, we agreed to amend the note to, among other items, reduce its conversion price to $4.00 per share.

On November 4, 2019, we entered into an exchange agreement with a certain investor (the “Investor”) pursuant to which, in exchange for an original issue discount promissory note issued by us for the benefit of the Investor on July 25, 2019, as amended, the Company sold to the Investor a new convertible promissory note in the principal amount of $350,000 with an interest rate of 12% per annum. Subject to the approval by the NYSE American, this note shall be convertible into shares of our common stock at conversion price of $1.20 per share, subject to adjustments.

During November 2019, we entered into a short term promissory note in the aggregate principal amount of $360,000. The promissory note contained an original issue discount of $60,000 resulting in net proceeds of $300,000. The interest rate on the promissory note is 12% per annum and is payable on the maturity date, February 14, 2020.

On July 19, 2019, the stockholders approved a proposal permitting the Board of Directors to effect a reverse stock split (the “Reverse Split”) of our issued and outstanding Common Stock. Thereafter, on July 23, 2019, the Board of Directors approved the Reverse Split with a ratio of one for forty. The Reverse Split did not affect the number of authorized shares of Common Stock or their par value per share. As a result of the Reverse Split, the number of shares of Common Stock outstanding was reduced from 43,124,144 to 1,078,104. The Reverse Split became effective in the State of Delaware on August 5, 2019. Beginning on August 6, 2019, the Common Stock traded on the NYSE American on a split-adjusted basis. All references to Common Stock in this prospectus have been retroactively restated.

On August 6, 2019, we entered into an At-The-Market Issuance Sales Agreement (the “ACM Sales Agreement”) with Ascendiant Capital Markets, LLC, as sales agent (the “Agent”) to sell shares of Common Stock having an aggregate offering price of up to $5,500,000 (the “Shares”) from time to time, through an “at the market offering” program (the “ACM ATM Offering”). The offer and sale of the Shares was made pursuant to the Company’s effective “shelf” registration statement on Form S-3 and an accompanying base prospectus contained therein (Registration Statement No. 333-222132) filed with the SEC on December 18, 2017, as amended on January 8, 2018, and declared effective by the SEC on January 11, 2018, and a prospectus supplement related to the ACM ATM Offering, dated August 6, 2019.

Strategy

Our strategy to increase revenues through acquisitions was developed after a review of our current business. While we continue to maintain our core business of power system solutions for the military/aerospace, medical and industrial-telecommunication industries, we have determined that significant organic growth in these industries will be challenging due to our limited releases of new products offerings, insufficient sales and marketing force as a result of deferring research and development of new products because of limited working capital, and lack of financial size in industries traditionally dominated by more large, well established and capitalized power system solution companies.

Therefore, we believe that the best strategy for us and our stockholders is to invest in our core business to support releases of advanced new power technologies and to expand our customer base and market share in our major markets. To support the organic growth, we have hired a number of additional personnel and are investing to enhance our product offerings with state of the art technology. While we implement our new organic growth strategy, we are focusing on finding and acquiring companies that have developed new technology but have been unable to exploit the technology because the lack of capital; companies that are run inefficiently due to the lack of experience or mismanagement; companies that can benefit from our expertise in the commercial and defense industries or companies that enhance our overall revenues. Further, as discussed below, we have made an investment in Avalanche which acquired the rights to a cost effective and environmentally friendly material synthesis technology for textile applications.

As a result of this strategy of revenue growth through acquisitions, we have hired a number of additional personnel and consultants to assist in identifying, analyzing, negotiating and acquiring potential companies and we will need to raise a substantial amount of capital for acquisitions and for supporting our infrastructure. We may invest in and continue to invest in companies that may experience losses until they can be integrated with our operations or until our cost reduction and efficiency changes can be implemented. Because of our increase in infrastructure expenses and investing in companies that demonstrate revenue potential but are initially incurring losses, we anticipate continuing to experience losses in the near future until revenues from these acquisitions exceed our expenses.

Led by our Chairman and CEO, Milton “Todd” Ault III, we seek to find undervalued companies and disruptive technologies with a global impact. We also use a traditional methodology for valuing stocks that primarily looks for deeply depressed prices. Upon making an investment, we often become actively involved in the companies we seek to acquire. That activity may involve a broad range of approaches, from influencing the management of a target to take steps to improve stockholder value, to acquiring a controlling interest or outright ownership of the target company in order to implement changes that we believe are required to improve its business, and then operating and expanding that business. Mr. Ault relies heavily on Mr. William B. Horne, the Company’s Vice Chairman and CFO, to provide analysis and guidance on all acquisition targets and throughout the acquisition process.

During the next several years, we see a favorable opportunity to follow an activist strategy that centers on the purchase of target stock and the subsequent removal of any barriers that might interfere with a friendly purchase offer from a strong buyer. Alternatively, in appropriate circumstances, we or our subsidiaries may become the buyer of target companies, adding them to our portfolio of operating subsidiaries, thereby expanding our operations through such opportunistic acquisitions. We believe that the companies that we target for our activist activities are undervalued for many reasons, often including inexperienced management. Unfortunately for the individual investor, in particular, and the economy, in general, many poor management teams are often unaccountable and very difficult to remove.

Core Business – Power Systems Solutions

We provide the highest density, highest efficiency and high-grade flexibility power supply products and systems. We provide full custom, standard and modify-standard product solutions and value-added services to diverse industries and markets including military/aerospace, medical and industrial- telecommunications.  We believe that our solutions leverage a combination of low leakage power emissions, very high-power density with superior power efficiency, flexible design leveraging customize firmware and short time to market.

Our strategy is to be the supplier of choice to companies, including OEMs, that require high-quality power system solutions where custom design, superior product, high quality, time to market and very competitive prices are critical to business success. We believe that we provide advanced custom product design services to deliver high-grade products that reach a high level of efficiency and density and can meet rigorous environmental requirements. Our customers benefit from a direct relationship with us that supports all of their needs for designing and manufacturing power solutions and products. By implementing our advanced core technology, including process implementation in integrated circuits, we can provide cost reductions to our customers by replacing their existing power sources with our custom design cost-effective products. Our target market segments include the industrial telecommunication, medical, and military/aerospace industries.

Custom Power System Solution.    We provide high-grade custom power system solutions to several customers in multiple industry segments. Our custom solution technology includes full Digital Signal Processing (“DSP”) control, digital load sharing intelligent power management and customizable firmware. The products feature high power density, special layout and multiple outputs to meet each of our customers’ unique requirements. We combine our power design capabilities with the latest circuit designs to provide complete power solutions for virtually any plausible need. In the design of custom power solutions, we work closely with our customers’ engineering teams to develop mechanical enclosures to ensure 100% compatibility with any hosted platform.

Our standard contract for custom power solutions includes a multi-year high-volume production forecast that allows us to secure long-term production guarantees (and therefore possible savings on manufacturing costs for volume orders) while providing an environment that promotes the development of our intellectual property (“IP”) portfolio.  We believe that this business model provides an incentive to our customers to be committed to high-volume production orders.

High-Grade Flexibility Series Power Supply Product. We offer our feature rich based power rectifiers that support flexible configuration and high-grade design implementation. This includes innovative designs and implementation including DSP control for Power Factor Correction (“PFC”) and DC/DC, synchronous rectifier outputs under DSP control, two phase PFC, hot pluggable, current sharing and other features. While some of our customers have special requirements that include a full custom design, other customers may require only certain electrical changes to standard power supply products, such as modified output voltages, unique status and control signals, and mechanical repackaging tailored to fit the specific application. We offer a wide range of standard and modified standard products that can be easily integrated with any platform across our diversified market segments.

Value-Added Services. In addition to our custom solutions and high-grade flexibility series proprietary products that we offer, we also provide value-added services to OEMs. We incorporate an OEM’s selected electronic components, enclosures, cable assemblies and other compliance components into our power system solutions to produce a power subassembly that is compatible with the OEM’s own equipment and specifically tailored to meet the OEM’s needs.  We purchase parts and components that the OEM itself would otherwise attach to, or integrate with, our power systems, and provide the OEM with the integration and installation service, thus eliminating the need for complex, time-consuming and costly system integration. We believe that this value-added service is well suited to those OEMs that wish to reduce their vendor base and minimize their investment in manufacturing, which would lead to increased fixed costs. Given access to these value-added services, the OEMs do not need to build assembly facilities to manufacture their own power sub-assemblies and thus are not required to purchase individual parts from many vendors.

Markets

We sell our custom power system solutions, high-grade flexibility series power supply products and value-added services to customers in a diverse range of commercial and defense industries and markets throughout the world, with an emphasis on North America and Europe. Our current customer base consists of approximately 220 companies, some of which are served through our partner channels. We serve the North American power electronics market primarily through our domestic wholly owned subsidiary Digital Power Corporation, whereas the European marketplace is served through DPL, another wholly-owned subsidiary.

We sell products to our OEM customers through direct sales or through our sales channels, including our manufacturers’ representatives and distributors.  Our sales strategy is to identify and focus on strategic accounts. This strategy allows us to maintain a close and direct relationship with such accounts, which positions us as the supplier of choice for these customers’ challenging, innovative and demanding new product requirements.  In striving for additional market share, we simultaneously seek to strengthen our traditional sales channels of manufacturer representatives and distributors. We plan to continue to build more channels and increase our market share through 2019.

Commercial Customers. We serve global commercial markets including medical, telecom, and industrial companies. Our products are used in a variety of applications and operate in a broad range of systems where customers require mission critical power reliability and occasionally extreme environmental conditions.

Military/Defense Customers. We have developed a broad range of rugged product solutions for the military and defense market, featuring the ability to withstand harsh environments.  These ruggedized product solutions, which include both custom modifications and full custom designs, are designed for combat environments and meet the requirements of our defense customers. We manufacture our military products through a domestic manufacturer that complies with US International Traffic in Arms Regulations (“ITAR”) and is certified to perform such manufacturing services. We are compliant with the ITAR regulations and are an approved vendor for the U.S. Air Force, Navy and Army.

At the core of every military electronic system is a power supply. Mission critical systems require rugged high performance power platforms that will operate and survive the harsh environmental conditions placed upon such systems. Our power supplies, which include the following, function effectively in these severe military environments, including Missiles – Ground-to-Air, Air-to-Air and Sea-to-Air; Naval – Naval power conversion and distribution; Mobile and Ground Communications – Active Protection, Communications and Navigation; Artillery – Gyro modular azimuth position and navigation system; Surveillance, test equipment; and UAV (Unmanned Aerial Vehicle) – Very lightweight power systems.

Our military products meet the relevant defense standards MIL-STD in accordance with the Defense Standardization Program Policies and Procedures. Space, weight, output power, electromagnetic compatibility, power density and multiple output requirements are only part of the challenges that any military power supply design faces. With many decades of experience, our engineering teams meet these tough challenges. Our power supplies are a critical component of many major weapon systems worldwide.

Our wholly-owned subsidiary DP Limited develops and manufactures some military and defense products mainly being deployed in international naval fleets.

Digital Power Limited (Gresham Power Electronics)

DP Limited, our wholly-owned subsidiary organized and headquartered in Salisbury, United Kingdom, designs, manufactures, and distributes switching power supplies, uninterruptible power supplies and power conversion and distribution equipment frequency converters for the commercial and military markets, under the name Gresham. Frequency converters manufactured by Gresham are used by naval warships to convert their generated 60-cycle electricity supply to 400 cycles. This 400-cycle supply is used to power their critical equipment such as gyro, compass, and weapons systems. Gresham also designs and manufactures transformer rectifiers for naval use. Typically, these provide battery supported back up for critical DC systems, such as machinery and communications.  In addition, higher power rectifiers are used for the starting and servicing of helicopters on naval vessels, and Gresham now supplies these as part of overall helicopter start and servicing systems. We believe that Gresham products add diversity to our product line, provide greater access to the United Kingdom and European markets, and strengthen our engineering and technical resources.

Microphase Corporation

Microphase designs, manufactures and sells microwave electronics components for radar, electronic warfare (“EW”) and communication systems. Such components include RF and microwave filters, diplexers, multiplexers, detectors, switch filters, integrated assemblies and DLVAs. Microphase’s customers are comprised of the U.S. military and allied militaries, and contractors to the U.S. military including prime contractors and sub-contractors. Microphase’s recent technology innovations are used in many significant U.S. Government defense programs, including the Polaris submarine, the F-16, the F-35 and the Predator drone. Other notable programs in which Microphase’s products were used include the Atlas Missile, Vanguard Missile, Polaris Missile System, SHRIKE Missile, ARM Missile, Patriot Missile System, THAAD (or Terminal High Altitude Area Defense), the Samos, Tiros, and Currier Space Probes, the B-1 Bomber, the FB-111, EA-6B, F-14, F-16, F-18, JAS Gripen fighter, and the F-35 joint strike fighter plane, and more recently drone programs including the Predator, the Reaper and the Shadow.

Microphase’s advanced technology products enable the ultra-sensitive detection and high precision video amplification that are necessary in order to accurately recover the signals and facilitate use of the information received. These products include:

•	filters that sort and clarify microwave signals, including multiplexers that are a series of filters combined in a single package;

•	solid state amplifiers that amplify microwave signals;

•	detectors and limiters that are semiconductor devices for detection of radar signals and protection of receivers from damage from high power signals and jamming;

•	detector log video amplifiers that are fully integrated, ruggedized, “mil-spec” signal detection systems;

•	integrated assemblies that combine multiple functions from a range of components and devices, including transmitters, receivers, filters, amplifiers, detectors, and other functionality into single, efficient, high performance, multifunction assemblies;

•	electronic test and measurement probes;

•	universal test and measurement test platforms and fixtures; and

•	utility probes and antenna probes.

Manufacturing and Testing

Consistent with our strategy of focusing on custom design products and high-grade flexibility series products, we aim to maintain a high degree of flexibility in our manufacturing through the use of strategically focused contract manufacturers. We select contract manufacturers to ensure that they will meet our near-term cost, delivery, and quality goals. In addition, we believe these relationships will eventually give us access to new markets and beneficial cross-licensing opportunities. The competitive nature of the power supply industry has placed continual downward pressure on selling prices. In order to achieve our low-cost manufacturing goals with labor-intensive products, we have entered into manufacturing agreements with certain contract manufacturers domestically and in Asia.

We are continually improving our internal processes, while monitoring the processes of our contract manufacturers, to ensure the highest quality and consistent manufacturing of our power solutions. We test all of our products under stress operating conditions per defined test procedures we developed as part of the production process. This approach ensures that our customers can use our power supplies right out of the box. Customer specific testing services are offered with custom designed test stands to simulate operation within our customer applications.

Compliance with international safety agency standards is critical in every application, and power solutions play a major role in meeting these compliance requirements. Our safety engineers and quality assurance teams help ensure that our custom products are designed to meet all safety requirements and are appropriately documented to expedite safety approval processes.

Regulatory Requirements

We and our contract manufacturing partners are required to meet applicable regulatory, environmental, emissions, safety and other requirements where specified by the customer and accepted by us or as required by local regulatory or legal requirements. The products that we market and sell in Europe may be subject to the 2003 European Directive on Restriction of Hazardous Substances (“RoHS”), which restricts the use of six hazardous materials in the manufacturing of certain electronic and electrical equipment, as well as the 2002 European Directive on Waste Electrical and Electronic Equipment (“WEEE”), which determines collection, recycling and recovery goals for electrical goods. In July 2006, our industry began phasing in RoHS and WEEE requirements in most geographical markets with specific emphasis on consumer-based products. We believe that RoHS and WEEE-compliant components may be subject to longer lead-times and higher prices as the industry transitions to these new requirements.

Some of our products are subject to ITAR regulation and restrictions, which is administered by the U.S. Department of State. ITAR controls not only the export of certain products specifically designed, modified, configured or adapted for military systems, but also the export of related technical data and defense services and foreign production. We obtain required export licenses for any exports subject to ITAR. Compliance with ITAR may require a prolonged period of time; if the process of obtaining required export licenses for products subject to ITAR is delayed, it could have a materially adverse effect on our business, financial condition, and operating results. Further, additional restrictions or charges may in the future be imposed by the United States or any other foreign country. In addition, from time to time, we enter into defense contracts to supply technology and products to foreign countries for programs that are funded and governed by the U.S. Foreign Military Financing program.

Sales and Marketing

We market our products directly through our internal sales force as well as through our channel partners including independent manufacturer representatives and distributors.  Each manufacturing representative promotes our products in a particular assigned geographic territory.  Generally, the manufacturing representatives have the opportunity to earn exclusive access to all potential customers in the assigned territory as a result of achieving their marketing and sales goals as defined in the representative agreement. Our manufacturer representative agreements provide for a commission equal to 5% of gross sales of new “design-in” and 1.75% to 2.0% of gross sales for retention, payable after products are shipped to the customer in the assigned territory. Typically, either we or the manufacturing representatives are entitled to terminate the manufacturing representative agreement upon 30 days’ written notice.

We provide comprehensive collateral including product data sheets, participation in trade shows, and our websites, www.digipwr.com and www.microphase.com. We use our website to emphasize our capabilities and marketing direction. All products specifications are uploaded onto our websites and accessible to the marketplace. We will continue to enhance our websites by adding more features and functionalities, such as e-commerce, that will allow our customers to make direct purchases through our website. Our future promotional activities will likely include advertising in industry-specific publications, as well as public relations for our new products.

Engineering and Technology

Our engineering and product development efforts are primarily directed toward developing new products in connection with custom product design and modification of our standard power systems to provide a broad array of individual models.

Our new custom product solutions are driven by our ability to provide to our customers advanced technology that meets their product needs and supports special operation and environmental requirements, with a short turnaround time and a very competitive price point. We believe that we are successfully executing our strategic account focus, as evidenced by the award of second and third generation product development contracts from some of these customers. Our standard contract for custom power solutions includes a multi-year high-volume production forecast that could allow us to secure long-term production guarantees while providing an environment that promotes the development of our IP portfolio.

We also outsource some of our product development projects to engineering partners in order to achieve the best technological and product design results for the targeted application customer requirements. When required, we also modify standard products to meet specific customer requirements, including, but not limited to, redesigning commercial products to meet MIL-STD requirements for military applications based on commercial off the shelf (“COTS”) products and for other customized product requirements, when applicable. We continually seek to improve our product power density, adaptability, and efficiency, while attempting to anticipate changing market demands for increased functionality, such as PFC controlled DSP, customized firmware and improved EMI (electromagnetic interference) filtering. We continue to attempt to differentiate all of our products from commodity-type products by enhancing, modifying and customizing our existing product portfolio, using our engineering integrating laboratory located in California.

Competition

The power system solutions industry is highly fragmented and characterized by intense competition. Our competition includes hundreds of companies located throughout the world, some of which have advantages over us in terms of labor and component costs, and some of which may offer products superior or comparable in quality to ours. Many of our competitors, including Bel Fuse, Artesyn Embedded Technologies, TDK-Lambda, Delta Electronics, Murata and Mean-Well Power Supplies, have substantially greater fiscal and marketing resources and geographic presence than we do. If we are successful in increasing our revenues, competitors may notice and increase competition efforts with our customers. We also face competition from current and prospective customers who may decide to internally design and manufacture power supplies needed for their products.  Furthermore, certain larger OEMs tend to contract only with larger power supply manufacturers.

We anticipate in the current economic situation, that additional competitors may enter into strategic alliances or even acquisitions. Competition could thus become more problematic if consolidation trends in the electronics industry continue and some of the OEMs to which we sell our products are acquired by larger OEMs. To remain competitive, we must continue to compete favorably on the basis of value by providing reliable manufacturing, offering customer-driven engineering services including custom design and manufacturing, continuously improving quality and reliability levels, and offering flexible and reliable delivery schedules.

We believe that our power system solutions and advanced technology is superior to our competitors’ power supplies mainly because they use the latest power technology processing and controls which make these power supplies highly customized and efficient. The power-to-volume ratio makes our power solutions more compact compared to what is offered by our competitors and is suitable in custom infrastructures to meet our customers’ requirements.

Another advantage of our power system solutions product line is based on the “Flexible” series that employs adjustable power range and a selectable number of output product design platforms. We believe we have a competitive position with our targeted customers that need a high-quality, compact product, which can be readily modified to meet the customer’s unique requirements. We have designed the base model power system platform so that it can be quickly and economically modified and adapted to the specific power needs of any hosting platform or OEM. This “flexibility” approach has allowed us to provide samples of modified power systems to OEM customers only a few days after initial consultation, an important capability given the emphasis placed by OEMs on “time to market.” It also results in very low non-recurring engineering (“NRE”) expenses. Because of reduced NRE expenses, we do not generally charge our OEM customers for NRE related to tailoring a power system to a customer’s specific requirements. We believe this gives us an advantage over our competitors, many of which charge their customers for NRE expenses.

The markets in which Microphase operates is also highly competitive and sensitive to technological advances. Many of Microphase’s competitors are larger than it is and maintain higher levels of expenditures for research and development. Principal competitive factors in Microphase’s markets are product quality and reliability; technological capabilities; service; past performance; ability to develop and implement complex, integrated solutions; ability to meet delivery schedules; the effectiveness of third-party sales channels in international markets; and cost-effectiveness.

In the RF Communications market, principal competitors for filter components products include K& L Microwave, a Dover company located in Salisbury, MD; RS Microwave, a privately held company headquartered in Butler, NJ; Lorch Microwave of Salisbury, MD, a member of the Smith Group, a global technology company listed on the London Stock Exchange; and Delta Diversified Products, a private company based in Arizona.

In the Video amplifier segment, principal competitors for Detector Log Video Amplifier Sensor products include American Microwave Corporation, a privately held company headquartered in Frederick, MD; Akon Inc., a privately held company based in San Jose, CA; Planar Monolithics Industries, a privately held company based in Frederick, MD; L-3 Narda-Miteq, a subsidiary of L-3 Communications Inc., a publicly traded company based in New York, NY; and Signal Technology, a subsidiary of Crane Co., a publicly traded company based in Stamford, CT.

Raw Materials

The raw materials for power supplies principally consist of electronic components. These raw materials are available from a variety of sources, and thus we are not dependent on any one supplier.  We generally allow our subcontractors to purchase components based on orders received or forecasts to minimize our risk of unusable inventory. To the extent necessary, we may allow them to procure materials prior to orders received to obtain shorter lead times and to achieve quantity discounts following a risk assessment.  In addition, we have decided to directly procure certain long lead-time electronic components in an effort to reduce our lead-time.

Many raw material vendors have reduced capacities, closed production lines and, in some cases, discontinued operations. As a result, some materials are no longer available to support some of our products requiring us to search for cross materials or, in certain circumstances, redesign some of our products to conform to currently available materials.

Intellectual Property

We rely upon a combination of trade secrets, industry expertise, confidential procedures, and contractual provisions to protect our intellectual property. We believe that because our products are continually updated and revised, obtaining patents would be costly and not beneficial. However, in the future, as we continue to develop unique core technology, we may seek to obtain patents for some of the core technology.  On July 10, 2012, our trademark, “DP Digital Power Flexible Power” was registered with the United States Patent and Trademark Office.

In conjunction with our majority acquisition of Microphase, we concluded that because of the industry recognition of the Microphase trademark and trade name, which has been around for nearly 60 years, the tradename and trademark represented a significant intellectual property asset.

Research and Development

During the years ended December 31, 2018 and 2017, we spent approximately $1,430,538 and $1,119,745, respectively, on research and development.

Employees

As of December 31, 2018, we had 248 employees located in the United States, the United Kingdom and Israel, of whom 73 were engaged in engineering and product development, 10 in sales and marketing, 134 in general operations and 31 in general administration and finance. All but 3 of these employees are employed on a full-time basis. None of our employees is currently represented by a trade union. We consider our relations with our employees to be good.

Corporate Information

Our corporate name is DPW Holdings, Inc. for both legal and commercial purposes. Our principal address is 201 Shipyard Way, Suite E, Newport Beach, CA 92663. Our phone number is (949) 444-5464. Our website is www.dpwholdings.com. The information on our website does not constitute part of this prospectus.  We have included our website address as a factual reference and do not intend it to be an active link to our website.

RISK FACTORS

An investment in our securities is speculative and involves a high degree of risk. Our business, financial condition or results of operations could be adversely affected by any of these risks. You should carefully consider the risks described below and those risks set forth under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference in this prospectus, and in the other reports that we file with the SEC and that we incorporate by reference into this prospectus, before deciding to invest in our securities. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our shares of common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Forward-Looking Statements.”

Risks Related to Our Company

We have historically incurred significant losses and our financial situation creates doubt whether we will continue as a going concern.

We have historically experienced operating and net losses and anticipate continuing to experience such losses in the future. For the nine months ended September 30, 2019 and 2018, we had an operating loss of $16,476,978 and $11,255,164 and net losses of $21,110,774 and $20,634,348, respectively. As of September 30, 2019 and 2018, we had a working capital deficiency of $16,085,485 and approximately $9,744,000, respectively. For the years ended December 31, 2018 and 2017, we had an operating loss of $19,605,456 and $5,983,045 and net losses of $32,982,201 and $10,895,049, respectively. As of December 31, 2018 and 2017, we had a working capital deficiency of $18,445,302 and $2,234,695, respectively. There are no assurances that we will be able to achieve a level of revenues adequate to generate sufficient cash flow from operations or obtain additional financing through private placements, public offerings and/or bank financing necessary to support our working capital requirements. To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient, we will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on acceptable terms. These conditions raise substantial doubt about our ability to continue as a going concern. If adequate working capital is not available on reasonable terms or at all, we may be forced to discontinue operations, which would cause investors to lose their entire investment.

We expect to continue to incur losses for the foreseeable future and need to raise additional capital to continue business development initiatives and to support our working capital requirements. However, if we are unable to raise additional capital, we may be required to curtail operations and take additional measures to reduce costs, including reducing our workforce, eliminating outside consultants and reducing legal fees in order to conserve cash in amounts sufficient to sustain operations and meet our obligations. As a result of these financing uncertainties, during the year ended December 31, 2018, we recognized that our dependence on ongoing capital requirements to fund our operations raise substantial doubt about our ability to continue as a going concern. Our ongoing capital requirements have only increased since then, meaning that substantial doubt about our ability to continue as a going concern remains and will likely do so for the foreseeable future.

We will need to raise additional capital to fund our operations in furtherance of our business plan.

Until we are profitable, we will need to quickly raise additional capital in order to fund our operations in furtherance of our business plan. The proposed financing may include shares of common stock, shares of preferred stock, warrants to purchase shares of common stock or preferred stock, debt securities, units consisting of the foregoing securities, equity investments from strategic development partners or some combination of each. Any additional equity financings may be financially dilutive to, and will be dilutive from an ownership perspective to our stockholders, and such dilution may be significant based upon the size of such financing. Additionally, we cannot assure that such funding will be available on a timely basis, in needed quantities, or on terms favorable to us, if at all.

Our limited operating history makes it difficult to evaluate our future business prospects and to make decisions based on of our historical performance.

Although our executive officers have been engaged in the industries in which we operate for varying degrees of time, we did not begin operations of our current business until recently. We have a very limited operating history in our current form, which makes it difficult to evaluate our business on the basis of historical operations. As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data. Reliance on our historical results may not be representative of the results we will achieve, and for certain areas in which we operate, principally those unrelated to defense contracting, will not be indicative at all. Because of the uncertainties related to our lack of historical operations, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in sales, product costs or expenses. If we make poor budgetary decisions as a result of unreliable historical data, we could be less profitable or incur losses, which may result in a decline in our stock price.

We have an evolving business model, which increases the complexity of our business.

Our business model has evolved in the past and continues to do so. In prior years we have added additional types of services and product offerings and in some cases we have modified or discontinued those offerings. We intend to continue to try to offer additional types of products or services, and we do not know whether any of them will be successful. From time to time we have also modified aspects of our business model relating to our product mix. We do not know whether these or any other modifications will be successful. The additions and modifications to our business have increased the complexity of our business and placed significant strain on our management, personnel, operations, systems, technical performance, financial resources, and internal financial control and reporting functions. Future additions to or modifications of our business are likely to have similar effects. Further, any new business or website we launch that is not favorably received by the market could damage our reputation or our brand. The occurrence of any of the foregoing could have a material adverse effect on our business.

We are a holding company whose subsidiaries are given certain degree of independence and our failure to integrate our subsidiaries may adversely affect our financial condition.

We have given our subsidiary companies and their executives a certain degree of independence in decision-making. On the one hand, this independence may increase the sense of ownership at all levels; on the other hand, it has also increased the difficulty of the integration of operation and management, which has resulted in increased difficulty of management integration. In the event we are not able to successfully manage our subsidiaries this will result in operating difficulties and have a negative impact on our business.

We concur with our independent auditors who have expressed doubt about our ability to continue as a going concern. If we do not continue as a going concern, investors will lose their entire investment.

In its report on our financial statements included in the Annual Report for our fiscal year ended December 31, 2018, our independent auditor expressed doubt about our ability to continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of ongoing operating losses and a lack of financing commitments then in place to meet expected cash requirements. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. If we do not continue as a going concern, investors will lose their entire investment.

We received an order and a subpoena from the Commission in the investigation now known as “In the Matter of DPW Holdings, Inc.,” the consequences of which are unknown.

We received an order and related subpoena from the Commission that stated that the staff of the Commission is conducting an investigation now known as “In the Matter of DPW Holdings, Inc.,” and that the subpoena was issued as part of an investigation as to whether we and certain of our officers, directors, employees, partners, subsidiaries and/or affiliates, and/or other persons or entities, directly or indirectly, violated certain provisions of the Securities Act and the Exchange Act, in connection with the offer and sale of our securities. Although the order states that the Commission may have information relating to such alleged violations, the subpoena expressly provides that the inquiry is not to be construed as an indication by the Commission or its staff that any violations of the federal securities laws have occurred. We have produced documents in response to the subpoena. The Commission may in the future require us to produce additional documents or information, or seek testimony from other members of our management team.

We are unaware of the scope or timing of the Commissioner’s investigation. As a result, we do not know how the Commission’s investigation is proceeding, when the investigation will be concluded. We also are unable to predict what action, if any, might be taken in the future by the Commission or its staff as a result of the matters that are the subject to its investigation or what impact, if any, the cost of continuing to respond to subpoenas might have on our financial position, results of operations, or cash flows. We have not established any provision for losses in respect of this matter. In addition, complying with any such future requests by the Commission for documents or testimony could distract the time and attention of our officers and directors or divert our resources away from ongoing business matters. This investigation could result in significant legal expenses, the diversion of management’s attention from our business, damage to our business and reputation, and could subject us to a wide range of remedies, including an enforcement action by the Commission. There can be no assurance that any final resolution of this and any similar matters will not have a material adverse effect on our financial condition or results of operations.

We are in default with a creditor of ours. If the creditor elects to accelerate the indebtedness owed it as a result of this default, we would be unable to pay such amount on a timely basis.

On June 18, 2019, we issued a promissory note in the principal face amount of $2,900,000. Pursuant to the terms of the note, we were supposed to make the first of six amortization payments on July 18, 2019. We have not made any of these payments and this note is currently in default. We had up until recently been negotiating a mutually acceptable resolution of this matter with Dominion but were not able to do so. While we have not been served as of the date of this prospectus, we are aware that Dominion has filed a complaint against us and ACI seeking to recover, among other items, the amount outstanding, which is presently approximately $3,450,000. While we continue to hope to resolve this matter amicably, should we not be able to do so we will defend ourselves vigorously.

Upon the occurrence of an event of default under the note, the creditor is entitled to require us to pay the principal face amount, including certain penalties. If the creditor elects to accelerate the indebtedness owed it as a result of this default, we would be unable to pay such amount on a timely basis.

Further, pursuant to a registration rights agreement entered into in connection with the issuance of the note, we are obligated to file a registration statement on Form S-3 by July 12, 2019 relating to 12,500 shares of our common stock. We have included the 12,500 shares of our common stock on this Form S-3.

Our inability to successfully integrate new acquisitions could adversely affect our combined business; our operations are widely dispersed.

Our growth strategy through acquisitions is fraught with risk. On June 2, 2017, we acquired a majority interest in Microphase and on May 23, 2018 we acquired Enertec Systems 2001 Ltd. (“Enertec”). Our strategy and business plan are dependent on our ability to successfully integrate Microphase’s, Enertec’s and our other acquisition’s operations. In addition, while we are based in Newport Beach, CA, Microphase’s operations are located in Shelton, Connecticut, Enertec’s operations are located in Karmiel, Israel and DP Limited’s (doing business as Gresham Power Electronics) operations are located in Salisbury, England. These distant locations and others that we may become involved with in the future will stretch our resources and management time. Further, failure to quickly and adequately integrate all of these operations and personnel could adversely affect our combined business and our ability to achieve our objectives and strategy. No assurance can be given that we will realize synergies in the areas we currently operate.

If we make any additional acquisitions, they may disrupt or have a negative impact on our business.

We have plans to eventually make additional acquisitions beyond Microphase and Enertec. Whenever we make acquisitions, we could have difficulty integrating the acquired companies’ personnel and operations with our own. In addition, the key personnel of the acquired business may not be willing to work for us. We cannot predict the effect expansion may have on our core business. Regardless of whether we are successful in making an acquisition, the negotiations could disrupt our ongoing business, distract our management and employees and increase our expenses. In addition to the risks described above, acquisitions are accompanied by a number of inherent risks, including, without limitation, the following:

•	difficulty of integrating acquired products, services or operations;
•	potential disruption of the ongoing businesses and distraction of our management and the management of acquired companies;
•	difficulty of incorporating acquired rights or products into our existing business;
•	difficulties in disposing of the excess or idle facilities of an acquired company or business and expenses in maintaining such facilities;
•	difficulties in maintaining uniform standards, controls, procedures and policies;
•	potential impairment of relationships with employees and customers as a result of any integration of new management personnel;
•	potential inability or failure to achieve additional sales and enhance our customer base through cross-marketing of the products to new and existing customers;
•	effect of any government regulations which relate to the business acquired; and
•	potential unknown liabilities associated with acquired businesses or product lines, or the need to spend significant amounts to retool, reposition or modify the marketing and sales of acquired products or the defense of any litigation, whether or not successful, resulting from actions of the acquired company prior to our acquisition.

Our business could be severely impaired if and to the extent that we are unable to succeed in addressing any of these risks or other problems encountered in connection with these acquisitions, many of which cannot be presently identified, these risks and problems could disrupt our ongoing business, distract our management and employees, increase our expenses and adversely affect our results of operations.

No assurance of successful expansion of operations.

Our significant increase in the scope and the scale of our operations, including the hiring of additional personnel, has resulted in significantly higher operating expenses. We anticipate that our operating expenses will continue to increase. Expansion of our operations may also make significant demands on our management, finances and other resources. Our ability to manage the anticipated future growth, should it occur, will depend upon a significant expansion of our accounting and other internal management systems and the implementation and subsequent improvement of a variety of systems, procedures and controls. We cannot assure that significant problems in these areas will not occur. Failure to expand these areas and implement and improve such systems, procedures and controls in an efficient manner at a pace consistent with our business could have a material adverse effect on our business, financial condition and results of operations. We cannot assure that attempts to expand our marketing, sales, manufacturing and customer support efforts will succeed or generate additional sales or profits in any future period. As a result of the expansion of our operations and the anticipated increase in our operating expenses, along with the difficulty in forecasting revenue levels, we expect to continue to experience significant fluctuations in its results of operations.

We may be unable to successfully expand our production capacity, which could result in material delays, quality issues, increased costs and loss of business opportunities, which may negatively impact our product margins and profitability.

Part of our growth strategy is to increase our production capacity to meet increasing demand for our goods. Assuming we obtain sufficient funding to increase our production capacity, any projects to increase such capacity may not be constructed on the anticipated timetable or within budget. We may also experience quality control issues as we implement any production upgrades. Any material delay in completing these projects, or any substantial cost increases or quality issues in connection with these projects could materially delay our ability to bring our products to market and adversely affect our business, reduce our revenue, income and available cash, all of which could harm our financial condition.

If we fail to establish and maintain an effective system of internal control over financial reporting, we may not be able to report our financial results accurately or prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control over financial reporting is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operations and access to capital. We have also experienced complications reporting as a result of material weaknesses which resulted in the restatement of our Form 10-Q for the quarterly period ended June 30, 2017, which was filed with the SEC on August 21, 2017, and amended on November 14, 2017. We have carried out an evaluation under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures as of the end of our fiscal year ended December 31, 2018 and for the quarter ended September 30, 2019. Based on the foregoing, our principal executive officer and principal financial officer concluded that our disclosure controls and procedures were not effective at the reasonable assurance level due to the material weaknesses described below.

A material weakness is a deficiency, or a combination of deficiencies, within the meaning of Public Company Accounting Oversight Board (“PCAOB”) Audit Standard No. 5, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. Management has identified the following material weaknesses which have caused management to conclude that as of December 31, 2018 and for the quarter ended September 30, 2019 our internal controls over financial reporting (“ICFR”) were not effective at the reasonable assurance level:

1.	We do not have sufficient resources in our accounting function, which restricts our ability to gather, analyze and properly review information related to financial reporting in a timely manner. In addition, due to our size and nature, segregation of all conflicting duties may not always be possible and may not be economically feasible. However, to the extent possible, the initiation of transactions, the custody of assets and the recording of transactions should be performed by separate individuals. Management evaluated the impact of our failure to have segregation of duties during our assessment of our disclosure controls and procedures and concluded that the control deficiency that resulted represented a material weakness.

2.	We have inadequate controls to ensure that information necessary to properly record transactions is adequately communicated on a timely basis from non-financial personnel to those responsible for financial reporting. Management evaluated the impact of the lack of timely communication between non–financial and financial personnel on our assessment of our reporting controls and procedures and has concluded that the control deficiency represented a material weakness.

Planned Remediation

Management, in coordination with the input, oversight and support of our Board of Directors, has identified the measures below to strengthen our control environment and internal control over financial reporting.

During January 2018 we hired a new Chief Financial Officer and engaged the services of a financial accounting advisory firm. During September 2018, we hired a Chief Accounting Officer and in January 2019, we hired a Senior Vice President of Finance. Further, in May 2019, we hired an Executive Vice President and General Counsel. We have tasked these individuals with expanding and monitoring the Company’s internal controls, to provide an additional level of review of complex financial issues and to assist with financial reporting. Further, as we continue to expand our internal accounting department, the Chairman of the Audit Committee shall perform the following:

•	assists with documentation and implementation of policies and procedures and monitoring of controls,

•	reviews all anticipated transactions that are not considered in the ordinary course of business to assist in the early identification of accounting issues and ensure that appropriate disclosures are made in the Company’s financial statements

We are currently working to improve and simplify our internal processes and implement enhanced controls, as discussed above, to address the material weaknesses in our internal control over financial reporting and to remedy the ineffectiveness of our disclosure controls and procedures. These material weaknesses will not be considered to be remediated until the applicable remediated controls are operating for a sufficient period of time and management has concluded, through testing, that these controls are operating effectively.

If our accounting controls and procedures are circumvented or otherwise fail to achieve their intended purposes, our business could be seriously harmed.

We evaluate our disclosure controls and procedures as of the end of each fiscal quarter, and are annually reviewing and evaluating our internal control over financial reporting in order to comply with the Commission’s rules relating to internal control over financial reporting adopted pursuant to the Sarbanes-Oxley Act of 2002. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. If we fail to maintain effective internal control over financial reporting or our management does not timely assess the adequacy of such internal control, we may be subject to regulatory sanctions, and our reputation may decline.

We face significant competition, including changes in pricing.

The markets for our products are both competitive and price sensitive. Many competitors have significant financial, operations, sales and marketing resources, plus experience in research and development, and compete with us by offering lower prices. Competitors could develop new technologies that compete with our products to achieve a lower unit price. If a competitor develops lower cost superior technology or cost-effective alternatives to our products and services, our business could be seriously harmed.

The markets for some of our products are also subject to specific competitive risks because these markets are highly price competitive. Our competitors have competed in the past by lowering prices on certain products. If they do so again, we may be forced to respond by lowering our prices. This would reduce sales revenues and increase losses. Failure to anticipate and respond to price competition may also impact sales and aggravate losses.

Many of our competitors are larger and have greater financial and other resources than we do.

Our products compete and will compete with similar if not identical products produced by our competitors. These competitive products could be marketed by well-established, successful companies that possess greater financial, marketing, distribution personnel, and other resources than we do. Using said resources, these companies can implement extensive advertising and promotional campaigns, both generally and in response to specific marketing efforts by competitors. They can introduce new products to new markets more rapidly. In certain instances, competitors with greater financial resources may be able to enter a market in direct competition with us, offering attractive marketing tools to encourage the sale of products that compete with our products or present cost features that consumers may find attractive.

Our growth strategy is subject to a significant degree of risk.

Our growth strategy through acquisitions involves a significant degree of risk. Some of the companies that we have identified as acquisition targets or make a significant investment in may not have a developed business or are experiencing inefficiencies and incur losses. Therefore, we may lose our investment in the event that these companies’ businesses do not develop as planned or that we are unable to achieve the cost efficiencies or reduction of losses as anticipated.

Further, in order to implement our growth plan, we have hired additional staff and consultants to review potential investments and implement our plan. As a result, we have substantially increased our infrastructure and costs. If we fail to quickly find new companies that provide revenue to offset our costs, we will continue to experience losses. No assurance can be given that our product development and investments will produce sufficient revenues to offset these increases in expenditures.

Our business and operations are growing rapidly. If we fail to effectively manage our growth, our business and operating results could be harmed.

We have experienced, and may continue to experience, rapid growth in our operations. This has placed, and may continue to place, significant demands on our management, operational and financial infrastructure. If we do not manage our growth effectively, the quality of our products and services could suffer, which could negatively affect our operating results. To effectively manage our growth, we must continue to improve our operational, financial and management controls and reporting systems and procedures. These systems improvements may require significant capital expenditures and management resources. Failure to implement these improvements could hurt our ability to manage our growth and our financial position.

Philou has certain rights to maintain its ownership interest in us

In connection with entering into a Series B Preferred Stock purchase agreement with Philou Ventures, LLC (“Philou”), we granted Philou the right to participate in future offerings under substantially the same term of such offerings in order to allow Philou to maintain its ownership interest. If exercised by Philou, this contractual right granted has the effect of allowing Philou to maintain its interest in us and dilute existing stockholders’ ownership interests.

We are heavily dependent on our senior management, and a loss of a member of our senior management team could cause our stock price to suffer.

If we lose the services of Milton C. Ault III, our Chief Executive Officer, William B. Horne, our Chief Financial Officer, Amos Kohn, our President and the Chief Executive Officer of Coolisys, one of our principal subsidiaries and/or certain key employees, we may not be able to find appropriate replacements on a timely basis, and our business could be adversely affected. Our existing operations and continued future development depend to a significant extent upon the performance and active participation of these individuals and certain key employees. Although we have entered into employment agreements with Messrs. Ault, Horne and Kohn, and we may enter into employment agreements with additional key employees in the future, we cannot guarantee that we will be successful in retaining the services of these individuals. If we were to lose any of these individuals, we may not be able to find appropriate replacements on a timely basis and our financial condition and results of operations could be materially adversely affected.

We rely on highly skilled personnel and the continuing efforts of our executive officers and, if we are unable to retain, motivate or hire qualified personnel, our business may be severely disrupted.

Our performance largely depends on the talents, knowledge, skills, know-how and efforts of highly skilled individuals and in particular, the expertise held by our Chief Executive Officer, Milton C. Ault III. His absence, were it to occur, would materially and adversely impact development and implementation of our projects and businesses. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly skilled personnel for all areas of our organization. Our continued ability to compete effectively depends on our ability to attract, among others, new technology developers and to retain and motivate our existing contractors. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Therefore, our business may be severely disrupted, and we may incur additional expenses to recruit and retain new officers. In addition, if any of our executives joins a competitor or forms a competing company, we may lose some customers.

Our operating results may vary from quarter to quarter.

Our operating results have in the past been subject to quarter-to-quarter fluctuations, and we expect that these fluctuations will continue, and may increase in magnitude, in future periods. Demand for our products is driven by many factors, including the availability of funding for our products in our customers’ capital budgets. There is a trend for some of our customers to place large orders near the end of a quarter or fiscal year, in part to spend remaining available capital budget funds. Seasonal fluctuations in customer demand for our products driven by budgetary and other concerns can create corresponding fluctuations in period-to-period revenues, and we therefore cannot assure you that our results in one period are necessarily indicative of our revenues in any future period. In addition, the number and timing of large individual sales and the ability to obtain acceptances of those sales, where applicable, have been difficult for us to predict, and large individual sales have, in some cases, occurred in quarters subsequent to those we anticipated, or have not occurred at all. The loss or deferral of one or more significant sales in a quarter could harm our operating results for such quarter. It is possible that, in some quarters, our operating results will be below the expectations of public market analysts or investors. In such events, or in the event adverse conditions prevail, the market price of our common stock may decline significantly.

We may be classified as an inadvertent investment company.

We are not engaged in the business of investing, reinvesting, or trading in securities, and we do not hold ourselves out as being engaged in those activities. Under the Investment Company Act, however, a company may be deemed an investment company under section 3(a)(1)(C) of the Investment Company Act if the value of its investment securities is more than 40% of its total assets (exclusive of government securities and cash items) on a consolidated basis.

We engage in digital asset mining, the output of which is cryptocurrencies, which the Commission has indicated it deems a security. In the event that the digital assets held by us exceed 40% of our total assets, exclusive of cash, we inadvertently become an investment company. An inadvertent investment company can avoid being classified as an investment company if it can rely on one of the exclusions under the Investment Company Act. One such exclusion, Rule 3a-2 under the Investment Company Act, allows an inadvertent investment company a grace period of one year from the earlier of (a) the date on which an issuer owns securities and/or cash having a value exceeding 50% of the issuer’s total assets on either a consolidated or unconsolidated basis and (b) the date on which an issuer owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of government securities and cash items) on an unconsolidated basis. We are putting in place policies that we expect will work to keep the investment securities held by us at less than 40% of our total assets, which may include acquiring assets with our cash, liquidating our investment securities or seeking a no-action letter from the Commission if we are unable to acquire sufficient assets or liquidate sufficient investment securities in a timely manner.

As Rule 3a-2 is available to a company no more than once every three years, and assuming no other exclusion were available to us, we would have to keep within the 40% limit for at least three years after we cease being an inadvertent investment company. This may limit our ability to make certain investments or enter into joint ventures that could otherwise have a positive impact on our earnings. In any event, we do not intend to become an investment company engaged in the business of investing and trading securities.

Classification as an investment company under the Investment Company Act requires registration with the Commission. If an investment company fails to register, it would have to stop doing almost all business, and its contracts would become voidable. Registration is time consuming and restrictive and would require a restructuring of our operations, and we would be very constrained in the kind of business we could do as a registered investment company. Further, we would become subject to substantial regulation concerning management, operations, transactions with affiliated persons and portfolio composition, and would need to file reports under the Investment Company Act regime. The cost of such compliance would result in our incurring substantial additional expenses, and the failure to register if required would have a materially adverse impact to conduct our operations.

We will not be able to successfully execute our business strategy if we are deemed to be an investment company under the Investment Company Act.

U.S. companies that have more than 100 stockholders or are publicly traded in the U.S. and are, or hold themselves out as being, engaged primarily in the business of investing, reinvesting or trading in securities are subject to regulation under the Investment Company Act.  Unless a substantial part of our assets consists of, and a substantial part of our income is derived from, interests in majority-owned subsidiaries and companies that we primarily control, we may be required to register and become subject to regulation under the Investment Company Act.  If bitcoin and other virtual currencies were to be deemed securities for purposes of the Investment Company Act, or if we were deemed to own but not operate one or more of our other subsidiaries, we would have difficulty avoiding classification and regulation as an investment company.

If we were deemed to be, and were required to register as, an investment company, we would be forced to comply with substantive requirements under the Investment Company Act, including limitations on our ability to borrow, limitations on our capital structure; restrictions on acquisitions of interests in associated companies, prohibitions on transactions with affiliates, restrictions on specific investments, and compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations.  If we were forced to comply with the rules and regulations of the Investment Company Act, our operations would significantly change, and we would be prevented from successfully executing our business strategy.  To avoid regulation under the Investment Company Act and related rules promulgated by the Commission, we could need to sell bitcoin and other assets which we would otherwise want to retain and could be unable to sell assets which we would otherwise want to sell.  In addition, we could be forced to acquire additional, or retain existing, income-generating or loss-generating assets which we would not otherwise have acquired or retained and could need to forgo opportunities to acquire bitcoin and other assets that would benefit our business.  If we were forced to sell, buy or retain assets in this manner, we could be prevented from successfully executing our business strategy.

Securitization of our assets subjects us to various risks.

We may securitize assets to generate cash for funding new investments. We use the term securitize to describe a form of leverage under which a company (sometimes referred to as an “originator” or “sponsor”) transfers income producing assets to a single-purpose, bankruptcy-remote subsidiary (also referred to as a “special purpose entity” or “SPE”), which is established solely for the purpose of holding such assets and entering into a structured finance transaction. The SPE would then issue notes secured by such assets. The special purpose entity may issue the notes in the capital markets either publicly or privately to a variety of investors, including banks, non-bank financial institutions and other investors. There may be a single class of notes or multiple classes of notes, the most senior of which carries less credit risk and the most junior of which may carry substantially the same credit risk as the equity of the SPE.

An important aspect of most debt securitization transactions is that the sale and/or contribution of assets into the SPE be considered a true sale and/or contribution for accounting purposes and that a reviewing court would not consolidate the SPE with the operations of the originator in the event of the originator's bankruptcy based on equitable principles. Viewed as a whole, a debt securitization seeks to lower risk to the note purchasers by isolating the assets collateralizing the securitization in an SPE that is not subject to the credit and bankruptcy risks of the originator. As a result of this perceived reduction of risk, debt securitization transactions frequently achieve lower overall leverage costs for originators as compared to traditional secured lending transactions.

In accordance with the above description, to securitize loans, we may create a wholly owned subsidiary and contribute a pool of our assets to such subsidiary. The SPE may be funded with, among other things, whole loans or interests from other pools and such loans may or may not be rated. The SPE would then sell its notes to purchasers whom we would expect to be willing to accept a lower interest rate and the absence of any recourse against us to invest in a pool of income producing assets to which none of our creditors would have access. We would retain all or a portion of the equity in the SPE. An inability to successfully securitize portions of our portfolio or otherwise leverage our portfolio through secured and unsecured borrowings could limit our ability to grow our business and fully execute our business strategy, and could decrease our earnings, if any. However, the successful securitization of portions of our portfolio exposes us to a risk of loss for the equity we retain in the SPE and might expose us to greater risk on our remaining portfolio because the assets we retain may tend to be those that are riskier and more likely to generate losses. A successful securitization may also impose financial and operating covenants that restrict our business activities and may include limitations that could hinder our ability to finance additional loans and investments. The Investment Company Act may also impose restrictions on the structure of any securitizations.

Interests we hold in the SPE, if any, will be subordinated to the other interests issued by the SPE. As such, we will only receive cash distributions on such interests if the SPE has made all cash interest and other required payments on all other interests it has issued. In addition, our subordinated interests will likely be unsecured and rank behind all of the secured creditors, known or unknown, of the SPE, including the holders of the senior interests it has issued. Consequently, to the extent that the value of the SPE's portfolio of assets has been reduced as a result of conditions in the credit markets, or as a result of defaults, the value of the subordinated interests we retain would be reduced. Securitization imposes on us the same risks as borrowing except that our risk in a securitization is limited to the amount of subordinated interests we retain, whereas in a borrowing or debt issuance by us directly we would be at risk for the entire amount of the borrowing or debt issuance.

We may also engage in transactions utilizing SPEs and securitization techniques where the assets sold or contributed to the SPE remain on our balance sheet for accounting purposes. If, for example, we sell the assets to the SPE with recourse or provide a guarantee or other credit support to the SPE, its assets will remain on our balance sheet. Consolidation would also generally result if we, in consultation with the SEC, determine that consolidation would result in a more accurate reflection of our assets, liabilities and results of operations. In these structures, the risks will be essentially the same as in other securitization transactions but the assets will remain our assets for purposes of the limitations described above on investing in assets that are not qualifying assets and the leverage incurred by the SPE will be treated as borrowings incurred by us for purposes of our limitation on the issuance of senior securities.

We may not be able to utilize our net operating loss carry forwards.

At December 31, 2018, we had Federal net operating loss carry forwards (“NOLs”) for income tax purposes of approximately $43,051,999, expiring through 2039. However, we do not know if or when we will have any earnings and capital gains against which we could apply these carry forwards.  Furthermore, as a result of changes in the ownership of our common stock, our ability to use our federal NOLs will be limited under Internal Revenue Code Section 382.  State NOLs are subject to similar limitations in many cases.  As a result, our substantial NOLs may not have any value to us.

Changes in the U.S. tax and other laws and regulations may adversely affect our business.

The U.S. government may revise tax laws, regulations or official interpretations in ways that could have a significant adverse effect on our business, including modifications that could reduce the profits that we can effectively realize from our international operations, or that could require costly changes to those operations, or the way in which they are structured.  For example, the effective tax rates for most U.S. companies reflect the fact that income earned and reinvested outside the U.S. is generally taxed at local rates, which may be much lower than U.S. tax rates.  If we expand abroad and there are changes in tax laws, regulations or interpretations that significantly increase the tax rates on non-U.S. income, our effective tax rate could increase and our profits could be reduced.  If such increases resulted from our status as a U.S. company, those changes could place us at a disadvantage to our non-U.S. competitors if those competitors remain subject to lower local tax rates.

Recently enacted U.S. tax reform legislation known colloquially as the “Tax Cuts and Jobs Act,” among other things, makes significant changes to the rules applicable to the taxation of corporations, such as changing the corporate tax rate to a flat 21% rate, modifying the rules regarding limitations on certain deductions for executive compensation, introducing a capital investment deduction in certain circumstances, placing certain limitations on the interest deduction, modifying the rules regarding the usability of certain net operating losses, implementing a minimum tax on the “global intangible low-taxed income” of a “United States stockholder” of a “controlled foreign corporation,” modifying certain rules applicable to United States stockholders of controlled foreign corporations, imposing a deemed repatriation tax on certain earnings and adding certain anti-base erosion rules.  We are currently in the process of analyzing the effects of this new legislation on us and at this time the ultimate outcome of the new legislation on our business and financial condition is uncertain.  It is possible that the application of these new rules may have a material and adverse impact on our operating results, cash flows and financial condition.

Risks Related to Related Party Transactions

General

There may be conflicts of interest between our company and certain of our related parties and their respective directors and officers which might not be resolved in our favor. More importantly, there may be conflicts between certain of our related parties and their respective directors and officers which might not be resolved in our favor. These risks are set forth below appurtenant to the relevant related party.

Philou and Ault & Company

Our relationship with Ault & Company and Philou may enhance the difficulty inherent in obtaining financing for us as well as expose us to certain conflicts of interest.

On March 9, 2017, we entered into a Preferred Stock Purchase Agreement (the “Purchase Agreement”) with Philou. Milton C. Ault is the Chief Executive Officer of Ault & Company, the Manager of Philou. Philou presently owns 125,000 shares of Series B Preferred Stock and has the right to acquire an additional 375,000 such shares. In addition, for each share of Preferred Stock purchased by Philou, Philou will receive warrants to purchase shares of common stock. Philou presently beneficially owns an aggregate of 7,872 shares of our common stock, which would increase to 21,264 such shares if it were to acquire the remaining 375,000 shares of Series B Preferred Stock it is entitled to acquire, or approximately 0.64% of our issued and outstanding shares of common stock.

At present, Ault & Company beneficially owns 476 shares of our common stock. On February 27, 2019, we entered into a Preferred Stock Purchase Agreement (the “Purchase Agreement”) with Ault & Company. Pursuant to the Purchase Agreement, Ault & Company may purchase 2,500 shares of Series C Preferred Stock through December 31, 2019, which shares are convertible into 26,042 shares of our common stock. If Ault & Company were to acquire all the Series C Preferred Stock it is entitled to acquire under the Purchase Agreement, it would beneficially own 26,518 shares of our common stock. As the controlling shareholder as well as the Manager of Philou, Ault & Company would beneficially own an aggregate of 47,782 shares of our common stock, or approximately 1.42% of our issued and outstanding shares of common stock.

Given the close relationship between Ault & Company and Philou on the one hand, and our company on the other, it is far from inconceivable that we could enter into additional securities purchase agreements with one or both of the foregoing entities.

Although we have relied on Philou to finance us in the past and anticipate that Ault & Company may purchase shares of our Series C Preferred Stock under the agreement described above, we cannot assure you that either Philou or Ault & Company will assist us in the future. We would far prefer to rely on these entities’ assistance compared to other sources of financing as the terms they provide us are in general more favorable to us than we could obtain elsewhere. However, both Messrs. Ault and Horne could face a conflict of interest in that they serve on the board of directors of each of Ault & Company, which controls Philou, and our company. If they determine that an investment in our company is not in either Ault & Company’s or Philou’s best interest(s) we could be forced to seek financing from other sources that would not necessarily be likely to provide us with equally favorable terms.

Other conflicts of interest between us, on the one hand, and Ault & Company and Philou, on the other hand, may arise relating to commercial or strategic opportunities or initiatives. Mr. Ault, as the controlling shareholder of both Ault & Company and Philou, may not resolve such conflicts in our favor. For example, we cannot assure you that Ault & Company would not pursue opportunities to provide financing to other entities whether or not it currently has a relationship with such other entities. Furthermore, our ability to explore alternative sources of financing other than Ault & Company may be constrained due to Mr. Ault’s vision for us, and he may not wish for us to receive any financing at all other than from entities that he controls.

Avalanche International Corp.

We have lent a substantial amount of funds to Avalanche, a related party, whose ability to repay us is subject to significant doubt and it may not be in our stockholders’ best interest to convert the notes into shares of Avalanche common stock even if we had a reasonably viable means of doing so.

Between October of 2016 and February 22 of 2017, we lent an aggregate of $1,500,000 in consideration for which we received three 12% Convertible Promissory Notes from Avalanche (the “AVLP Notes”) in the principal amount of $525,000 each. The AVLP notes accrued interest at 12% per annum and were due on or before two years from the origination dates of each note; all of these AVLP Notes are past due, though we have not declared them in default. We have the right, at our option, to convert all or any portion of the principal and accrued interest into shares of common stock of Avalanche at approximately $0.75 per share. During the period from March of 2017 and August 2017, we funded $1,808,952 in excess of the $1,500,000 net loan amount required pursuant to the terms of the AVLP Notes.

On September 6, 2017, we entered into a Loan and Security Agreement with Avalanche (“AVLP Loan Agreement”) with an effective date of August 21, 2017 pursuant to which we will provide Avalanche a non-revolving credit facility of up to $10,000,000, inclusive of prior amounts loaned to Avalanche, for a period ending on August 21, 2019.

In consideration of entering into the AVLP Loan Agreement, we and Avalanche cancelled the AVLP Notes and consolidated the AVLP Notes and prior advances totaling $3,308,952 plus original issue discount of $165,448 and issued a new Convertible Promissory Note in the aggregate principal amount of $3,474,400 (the “New Note”) that is convertible into 6,948,800 shares of Avalanche at a conversion price of $0.50 per share. The New Note is due September 6, 2019 and accrues interest at 12% per annum on the principal amount. Prior interest accrued under the AVLP Notes and advances will continue to be an obligation of Avalanche. In addition, concurrent to issuing the New Note, Avalanche issued to us a five-year warrant to purchase 6,948,800 shares of Avalanche common stock at $0.50 per share. Future advances under the AVLP Loan Agreement are evidenced by a two year convertible promissory note containing a conversion price feature of $0.50 per share and warrant with an exercise price of $0.50 per share.

At September 30, 2019, we had provided Avalanche with $9,476,979 pursuant to the non-revolving credit facility. The warrants issued in conjunction with the non-revolving credit facility entitles us to purchase up to 18,953,958 shares of Avalanche common stock at an exercise price of $0.50 per share for a period of five years. The exercise price of $0.50 is subject to adjustment for customary stock splits, stock dividends, combinations or similar events. The warrants may be exercised for cash or on a cashless basis.

While Avalanche received funds from a third party in the amount of $2,750,000 in early April of 2019 in consideration for its issuance of a convertible promissory note to such third party (the “Third Party Note”), $2,676,220 was used to pay an outstanding receivable due us and no amount was used to repay the debt Avalanche owes us pursuant to the AVLP Loan Agreement. As a result, at September 30, 2019 Avalanche is indebted to us in the amount of $9,476,979. There is doubt as to whether Avalanche will be able to repay this amount on a timely basis, if at all, unless it generates significant net income from its operations or receives additional financing from another source; even then, unless such financing consists solely of the issuance by Avalanche of its equity securities, it will only add to the amount that Avalanche owes other parties, which would in all likelihood not be provided unless we agreed to subordinate our right to repayment to such other third party source.

There is currently no liquid market for the Avalanche common stock. Consequently, even if we were inclined to convert the debt owed us by Avalanche into shares of its common stock, our ability to sell such shares is severely limited. Avalanche is not current in its filings with the Commission and is not required to register the shares of its common stock underlying the New Note or any other loan arrangement we have made with Avalanche described above. Further, even if Avalanche were willing to register such shares, it would not be permitted to do so until it has registered the shares of its common stock underlying the Third Party Note.

As a result, there is a doubt as to whether Avalanche will ever have the ability to repay its debts to us, or if we convert the debt owed us by Avalanche into shares of its common stock, our ability to convert such shares into cash through the sale of such shares would be severely limited until such time, if ever, a liquid market for Avalanche’s common stock develops. If we are unable to recoup our investment in Avalanche in the foreseeable future or at all, such failure would have a materially adverse effect on our financial condition and future prospects.

Originally, the loans we made to Avalanche were secured by a lien on all of Avalanche’s assets. Presently, we only have third priority interest.

Originally, the loans we made to Avalanche were secured by a lien on all of Avalanche’s assets. When Avalanche entered into the Exchange Agreement with MTIX (see below), the former owners of MTIX were granted a first priority interest in all of MTIX’s assets, which constitute virtually all of Avalanche’s assets and reduced our interest to hat of a second position, greatly diminishing its value. When Avalanche issued the Third Party Note referred to above, it granted the third party a first priority security interest in all its assets, to include those comprised of MTIX. Both we and the former owners of MTIX consented to the subordination of our respective security interests. Since our security interests have been reduced to a third position, we will have no ability to use Avalanche’s assets to offset any default in Avalanche’s debt obligations to us unless and until the two other security interests are terminated, which would not occur until Avalanche’s debts to the senior creditors have been repaid. We do not anticipate that Avalanche will repay its debts to these creditors within the foreseeable future and will therefore have no recourse should Avalanche default on its debts to us during this period of time. Any failure by Avalanche to repay us would therefore have a materially adverse effect on our results of operations, financial condition and future prospects.

Milton C. Ault, III and William Horne, our Chief Executive Officer and Chief Financial Officer, respectively, and two of our directors are directors of Avalanche. In addition, Philou is the controlling stockholder of Avalanche.

Milton C. Ault, III and William Horne, our Chief Executive Officer and Chief Financial Officer, respectively, and two of our directors are directors of Avalanche. In addition, Philou is the controlling stockholder of Avalanche. Certain conflicts of interest between us, on the one hand, and Avalanche, on the other hand, may arise relating to commercial or strategic opportunities or initiatives, in addition to the conflicts related to the debt that Avalanche owes us. For example, Messrs. Ault and Horne may find it difficult to determine how to meet their fiduciary duties to us as well as Avalanche, which could result in a less favorable result for us than would be the case if they were solely directors of our company. Further, even if Messrs. Ault and Horne were able to successfully meet their fiduciary obligations to us and Avalanche, the fact that are members of the board of directors of both companies could attenuate their ability to focus on our business and best interests, possibly to the detriment of both companies. Mr. Ault’s control of Philou through Ault & Company only enhances the risk inherent in having Messrs. Ault and Horne serve as directors of both our company and Avalanche.

We have failed to generate significant revenues under a $50 Million purchase order with MTIX.

In March 2017, we entered into a purchase order with MTIX (the “MTIX Purchase Order”) to manufacture, install and service twenty-five (25) Multiplex Laser Surface Enhancement (“MLSE”) plasma-laser systems for a total purchase price of $50 Million. The MTIX Purchase Order provides for the delivery by us of two (2) MLSE plasma-laser systems by December 31, 2017, an additional six (6) MLSE plasma-laser systems by August 2018 and the remaining seventeen (17) MLSE plasma-laser systems by August 2019. As of the date of this prospectus, we have not yet delivered a MLSE plasma-laser system to MTIX and have generated an aggregate of only $3,907,280 in revenues relating the MTIX Purchase Order, which were generated during our fiscal year ended December 31, 2018. During the nine (9) month period ended September 30, 2019, we did not generate any revenues under the MTIX Purchase Order. Our inability to generate any revenues, during that period, relating to the MTIX Purchase Order, was due to an emphasis on reducing the debt obligations incurred by us in May 2018 to acquire Enertec. Funds that otherwise would have been paid to subcontractors for the manufacture of MLSE plasma-laser systems were instead used in order to enable us to restructure and reduce our overall debt obligations. As a result of the foregoing, MTIX could claim that we are in breach of our obligations to it under the MTIX Purchase Order and MTIX could terminate the MTIX Purchase Order and seek damages against us in connection with any such claimed breach. Additionally, MTIX, under the terms of the MTIX Purchase Order, has the right to cancel any order at any time at its own discretion, regardless as to whether we are found to be in breach of our obligations under the MTIX Purchase Order. Unless we are able to generate significant cash flow from operations or obtain sufficient financing, we will, in all likelihood, never be able to perform our obligations under the MTIX Purchase Order and even if we do have sufficient funds to do so, MTIX could terminate the MTIX Purchase Order for breach or for any reason at its own discretion. Our inability to generate significant revenues under the MTIX Purchase Order would adversely affect our operations and financial condition.

Risks Related to Our Business and Industry - Overview

Technology changes rapidly in our business, and if we fail to anticipate new technologies, the quality, timeliness and competitiveness of our products will suffer.

Rapid technology changes in our industry require us to anticipate, sometimes years in advance, which technologies and/or distribution platforms our products must take advantage of in order to make them competitive in the market at the time they are released. Therefore, we usually start our product development with a range of technical development goals that we hope to be able to achieve. We may not be able to achieve these goals, or our competition may be able to achieve them more quickly than we can. In either case, our products may be technologically inferior to competitive products, or less appealing to consumers, or both. If we cannot achieve our technology goals within the original development schedule of our products, then we may delay products until these technology goals can be achieved, which may delay or reduce revenue and increase our development expenses. Alternatively, we may increase the resources employed in research and development in an attempt to accelerate our development of new technologies, either to preserve our product launch schedule or to keep up with our competition, which would increase our development expenses and adversely affect our operations and financial condition.

We are dependent upon our ability, and our contract manufacturers’ ability, to timely procure electronic components.

Because of the global economy, many raw material vendors have reduced capacities, closed production lines and, in some cases, even discontinued their operations. As a result, there is a global shortage of certain electronic or mineral components, which may extend our production lead-time and our production costs. Some materials are no longer available to support some of our products, thereby requiring us to search for cross materials or, even worse, redesign some of our products to support currently-available materials. Such redesign efforts may require certain regulatory and safety agency re-submittals, which may cause further production delays. While we have initiated actions that we believe will limit our exposure to such problems, the dynamic business conditions in many of our markets may challenge the solutions that have been put in place, and issues may recur in the future.

In addition, some of our products are manufactured, assembled and tested by third party subcontractors and contract manufacturers located in Asia. While we have had relationships with many of these third parties in the past, we cannot predict how or whether these relationships will continue in the future. In addition, changes in management, financial viability, manufacturing demand or capacity, or other factors, at these third parties could hurt our ability to manufacture our products.

Our strategic focus on our custom power supply solution competencies and concurrent cost reduction plans may be ineffective or may limit our ability to compete.

As a result of our strategic focus on custom power supply solutions, we will continue to devote significant resources to developing and manufacturing custom power supply solutions for a large number of customers, where each product represents a uniquely tailored solution for a specific customer’s requirements. Failure to meet these customer product requirements or a failure to meet production schedules and/or product quality standards may put us at risk with one or more of these customers. Moreover, changes in market conditions and strategic changes at the direction of our customers may affect their decision to continue to purchase from us. The loss of one or more of our significant custom power supply solution customers could have a material adverse impact on our revenues, business or financial condition.

We have also implemented a series of initiatives designed to increase efficiency and reduce costs. While we believe that these actions will reduce costs, they may not be sufficient to achieve the required operational efficiencies that will enable us to respond more quickly to changes in the market or result in the improvements in our business that we anticipate. In such event, we may be forced to take additional cost-reducing initiatives, including those involving our personnel, which may negatively impact quarterly earnings and profitability as we account for severance and other related costs. In addition, there is the risk that such measures could have long-term adverse effects on our business by reducing our pool of talent, decreasing or slowing improvements in our products or services, making it more difficult for us to respond to customers, limiting our ability to increase production quickly if and when the demand for our solutions increases and limiting our ability to hire and retain key personnel. These circumstances could cause our earnings to be lower than they otherwise might be.

We depend upon a few major customers for a majority of our revenues, and the loss of any of these customers, or the substantial reduction in the quantity of products that they purchase from us, would significantly reduce our revenues and net income.

We currently depend upon a few major OEMs and other customers for a significant portion of our revenues. If our major OEM customers will reduce or cancel their orders scaling back some of their activities, our revenues and net income would be significantly reduced. Furthermore, diversions in the capital spending of certain of these customers to new network elements have and could continue to lead to their reduced demand for our products, which could, in turn, have a material adverse effect on our business and results of operations. If the financial condition of one or more of our major customers should deteriorate, or if they have difficulty acquiring investment capital due to any of these or other factors, a substantial decrease in our revenues would likely result. We are dependent on the electronic equipment industry, and accordingly will be affected by the impact on that industry of current economic conditions.

Substantially all of our existing customers are in the electronic equipment industry, and they manufacture products that are subject to rapid technological change, obsolescence, and large fluctuations in demand. This industry is further characterized by intense competition and volatility. The OEMs serving this industry are pressured for increased product performance and lower product prices. OEMs, in turn, make similar demands on their suppliers, such as us, for increased product performance and lower prices. Such demands may adversely affect our ability to successfully compete in certain markets or our ability to sustain our gross margins.

Our reliance on subcontract manufacturers to manufacture certain aspects of our products involves risks, including delays in product shipments and reduced control over product quality.

Since we do not own significant manufacturing facilities, we must rely on, and will continue to rely on, a limited number of subcontract manufacturers to manufacture our power supply products. Our reliance upon such subcontract manufacturers involves several risks, including reduced control over manufacturing costs, delivery times, reliability and quality of components, unfavorable currency exchange fluctuations, and continued inflationary pressures on many of the raw materials used in the manufacturing of our power supply products. If we were to encounter a shortage of key manufacturing components from limited sources of supply, or experience manufacturing delays caused by reduced manufacturing capacity, inability of our subcontract manufacturers to procure raw materials, the loss of key assembly subcontractors, difficulties associated with the transition to our new subcontract manufacturers or other factors, we could experience lost revenues, increased costs, and delays in, or cancellations or rescheduling of, orders or shipments, any of which would materially harm our business.

We outsource, and are dependent upon developer partners for, the development of some of our custom design products.

We made an operational decision to outsource some of our custom design products to numerous developer partners. This business structure will remain in place until the custom design volume justifies expanding our inhouse capabilities. Incomplete product designs that do not fully comply with the customer specifications and requirements might affect our ability to transition to a volume production stage of the custom designed product where the revenue goals are dependent on the high volume of custom product production. Furthermore, we rely on the design partners’ ability to provide high quality prototypes of the designed product for our customer approval as a critical stage to approve production.

We face intense industry competition, price erosion and product obsolescence, which, in turn, could reduce our profitability.

We operate in an industry that is generally characterized by intense competition. We believe that the principal bases of competition in our markets are breadth of product line, quality of products, stability, reliability and reputation of the provider, along with cost. Quantity discounts, price erosion, and rapid product obsolescence due to technological improvements are therefore common in our industry as competitors strive to retain or expand market share. Product obsolescence can lead to increases in unsaleable inventory that may need to be written off and, therefore, could reduce our profitability. Similarly, price erosion can reduce our profitability by decreasing our revenues and our gross margins. In fact, we have seen price erosion over the last several years on most of the products we sell, and we expect additional price erosion in the future.

Our future results are dependent on our ability to establish, maintain and expand our manufacturers’ representative OEM relationships and our other relationships.

We market and sell our products through domestic and international OEM relationships and other distribution channels, such as manufacturers’ representatives and distributors. Our future results are dependent on our ability to establish, maintain and expand our relationships with OEMs as well as with manufacturers’ representatives and distributors to sell our products. If, however, the third parties with whom we have entered into such OEM and other arrangements should fail to meet their contractual obligations, cease doing, or reduce the amount of their, business with us or otherwise fail to meet their own performance objectives, customer demand for our products could be adversely affected, which would have an adverse effect on our revenues.

We may not be able to procure necessary key components for our products, or we may purchase too much inventory or the wrong inventory.

The power supply industry, and the electronics industry as a whole, can be subject to business cycles. During periods of growth and high demand for our products, we may not have adequate supplies of inventory on hand to satisfy our customers' needs. Furthermore, during these periods of growth, our suppliers may also experience high demand and, therefore, may not have adequate levels of the components and other materials that we require to build products so that we can meet our customers' needs. Our inability to secure sufficient components to build products for our customers could negatively impact our sales and operating results. We may choose to mitigate this risk by increasing the levels of inventory for certain key components. Increased inventory levels can increase the potential risk for excess and obsolescence should our forecasts fail to materialize or if there are negative factors impacting our customers’ end markets. If we purchase too much inventory or the wrong inventory, we may have to record additional inventory reserves or write-off the inventory, which could have a material adverse effect on our gross margins and on our results of operations.

Although we depend on sales of our legacy products for a meaningful portion of our revenues, these products are mature and their sales will decline.

A relatively large portion of our sales have historically been attributable to our legacy products. We expect that these products may continue to account for a meaningful percentage of our revenues for the foreseeable future. However, these sales are declining. Although we are unable to predict future prices for our legacy products, we expect that prices for these products will continue to be subject to significant downward pressure in certain markets for the reasons described above. Accordingly, our ability to maintain or increase revenues will be dependent on our ability to expand our customer base, to increase unit sales volumes of these products and to successfully, develop, introduce and sell new products such as custom design and value-added products. We cannot assure you that we will be able to expand our customer base, increase unit sales volumes of existing products or develop, introduce and/or sell new products.

Failure of our information technology infrastructure to operate effectively could adversely affect our business.

We depend heavily on information technology infrastructure to achieve our business objectives. If a problem occurs that impairs this infrastructure, the resulting disruption could impede our ability to record or process orders, manufacture and ship in a timely manner, or otherwise carry on business in the normal course. Any such events could cause us to lose customers or revenue and could require us to incur significant expense to remediate.

We are subject to certain governmental regulatory restrictions relating to our international sales.

Some of our products are subject to International Traffic in Arms Regulation (“ITAR”), which are interpreted, enforced and administered by the U.S. Department of State. ITAR regulation controls not only the export, import and trade of certain products specifically designed, modified, configured or adapted for military systems, but also the export of related technical data and defense services as well as foreign production. Any delays in obtaining the required export, import or trade licenses for products subject to ITAR regulation and rules could have a material adverse effect on our business, financial condition, and/or operating results. In addition, changes in United States export and import laws that require us to obtain additional export and import licenses or delays in obtaining export or import licenses currently being sought could cause significant shipment delays and, if such delays are too great, could result in the cancellation of orders. Any future restrictions or charges imposed by the United States or any other country on our international sales or foreign subsidiary could have a materially adverse effect on our business, financial condition, and/or operating results. In addition, from time to time, we have entered into contracts with the Israeli Ministry of Defense which were governed by the U.S. Foreign Military Financing program (“FMF”). Any such future sales would be subject to these regulations. Failure to comply with ITAR or FMF rules could have a material adverse effect on our financial condition, and/or operating results.

We depend on international operations for a substantial majority of our components and products.

We purchase a substantial majority of our components from foreign manufacturers and have a substantial majority of our commercial products assembled, packaged, and tested by subcontractors located outside the United States. These activities are subject to the uncertainties associated with international business operations, including trade barriers and other restrictions, changes in trade policies, governmental regulations, currency exchange fluctuations, reduced protection for intellectual property, war and other military activities, terrorism, changes in social, political, or economic conditions, and other disruptions or delays in production or shipments, any of which could have a materially adverse effect on our business, financial condition, and/or operating results.

We depend on international sales for a portion of our revenues.

Sales to customers outside of North America accounted for 42.9% of net revenues during the nine months ended September 30, 2019 and 29.9% and 34.8% of net revenues for the years ended December 31, 2018 and 2017, respectively, and we expect that international sales will continue to represent a material portion of our total revenues. International sales are subject to the risks of international business operations as described above, as well as generally longer payment cycles, greater difficulty collecting accounts receivable, and currency restrictions. In addition, Gresham, our wholly-owned subsidiary in the United Kingdom, supports our European and other international customers, distributors, and sales representatives, and therefore is also subject to local regulation. International sales are also subject to the export laws and regulations of the United States and other countries.

Our sales and profitability may be affected by changes in economic, business and industry conditions.

If the economic climate in the United States or abroad deteriorates, customers or potential customers could reduce or delay their technology and entertainment investments. Reduced or delayed technology and entertainment investments could decrease our sales and profitability. In this environment, our customers may experience financial difficulty, cease operations and fail to budget or reduce budgets for the purchase of our products and professional services. This may lead to longer sales cycles, delays in purchase decisions, payment and collection, and can also result in downward price pressures, causing our sales and profitability to decline. In addition, general economic uncertainty and general declines in capital spending in the information technology sector make it difficult to predict changes in the purchasing requirements of our customers and the markets we serve. There are many other factors which could affect our business, including:

•	The introduction and market acceptance of new technologies, products and services;
•	New competitors and new forms of competition;
•	The size and timing of customer orders (for retail distributed physical product);
•	The size and timing of capital expenditures by our customers;
•	Adverse changes in the credit quality of our customers and suppliers;
•	Changes in the pricing policies of, or the introduction of, new products and services by us or our competitors;
•	Changes in the terms of our contracts with our customers or suppliers;
•	The availability of products from our suppliers; and
•	Variations in product costs and the mix of products sold.

These trends and factors could adversely affect our business, profitability and financial condition and diminish our ability to achieve our strategic objectives.

The sale of our products is dependent upon our ability to satisfy the proprietary requirements of our customers.

We depend upon a relatively narrow range of products for the majority of our revenue. Our success in marketing our products is dependent upon their continued acceptance by our customers. In some cases, our customers require that our products meet their own proprietary requirements. If we are unable to satisfy such requirements, or forecast and adapt to changes in such requirements, our business could be materially harmed.

The sale of our products is dependent on our ability to respond to rapid technological change, including evolving industry-wide standards, and may be adversely affected by the development, and acceptance by our customers, of new technologies which may compete with, or reduce the demand for, our products.

Rapid technological change, including evolving industry standards, could render our products obsolete. To the extent our customers adopt such new technology in place of our products, the sales of our products may be adversely affected. Such competition may also increase pricing pressure for our products and adversely affect the revenues from such products.

Our limited ability to protect our proprietary information and technology may adversely affect our ability to compete, and our products could infringe upon the intellectual property rights of others, resulting in claims against us, the results of which could be costly.

Many of our products consist entirely or partly of proprietary technology owned by us. Although we seek to protect our technology through a combination of copyrights, trade secret laws and contractual obligations, these protections may not be sufficient to prevent the wrongful appropriation of our intellectual property, nor will they prevent our competitors from independently developing technologies that are substantially equivalent or superior to our proprietary technology. In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent as the laws of the United States. In order to defend our proprietary rights in the technology utilized in our products from third party infringement, we may be required to institute legal proceedings, which would be costly and would divert our resources from the development of our business. If we are unable to successfully assert and defend our proprietary rights in the technology utilized in our products, our future results could be adversely affected.

Although we attempt to avoid infringing known proprietary rights of third parties in our product development efforts, we may become subject to legal proceedings and claims for alleged infringement from time to time in the ordinary course of business. Any claims relating to the infringement of third-party proprietary rights, even if not meritorious, could result in costly litigation, divert management’s attention and resources, require us to reengineer or cease sales of our products or require us to enter into royalty or license agreements which are not advantageous to us. In addition, parties making claims may be able to obtain an injunction, which could prevent us from selling our products in the United States or abroad.

If we are unable to satisfy our customers’ specific product quality, certification or network requirements, our business could be disrupted and our financial condition could be harmed.

Our customers demand that our products meet stringent quality, performance and reliability standards. We have, from time to time, experienced problems in satisfying such standards. Defects or failures have occurred in the past, and may in the future occur, relating to our product quality, performance and reliability. From time to time, our customers also require us to implement specific changes to our products to allow these products to operate within their specific network configurations. If we are unable to remedy these failures or defects or if we cannot effect such required product modifications, we could experience lost revenues, increased costs, including inventory write-offs, warranty expense and costs associated with customer support, delays in, or cancellations or rescheduling of, orders or shipments and product returns or discounts, any of which would harm our business.

If we ship products that contain defects, the market acceptance of our products and our reputation will be harmed and our customers could seek to recover their damages from us.

Our products are complex, and despite extensive testing, may contain defects or undetected errors or failures that may become apparent only after our products have been shipped to our customers and installed in their network or after product features or new versions are released. Any such defect, error or failure could result in failure of market acceptance of our products or damage to our reputation or relations with our customers, resulting in substantial costs for us and our customers as well as the cancellation of orders, warranty costs and product returns. In addition, any defects, errors, misuse of our products or other potential problems within or out of our control that may arise from the use of our products could result in financial or other damages to our customers. Our customers could seek to have us pay for these losses. Although we maintain product liability insurance, it may not be adequate.

Some of our business is subject to U.S. government procurement laws and regulations.

We must comply with certain laws and regulations relating to the formation, administration and performance of federal government contracts. These laws and regulations affect how we conduct business with our federal government contracts, including the business that we do as a subcontractor. In complying with these laws and regulations, we may incur additional costs, and non-compliance may lead to the assessment of fines and penalties, including contractual damages, or the loss of business.

Risks Related to Our Business and Industry – DP Lending

The lending industry is highly regulated. Changes in regulations or in the way regulations are applied to our business could adversely affect our business.

Changes in laws or regulations or the regulatory application or judicial interpretation of the laws and regulations applicable to us could adversely affect our ability to operate in the manner in which we currently conduct business or make it more difficult or costly for DP Lending to originate or otherwise make additional loans, or for us to collect payments on loans by subjecting us to additional licensing, registration, and other regulatory requirements in the future or otherwise. A material failure by us to cause DP Lending to comply with any such laws or regulations could result in regulatory actions, lawsuits, and damage to our reputation, which could have a material adverse effect on our business and financial condition and on DP Lending’s ability to originate and service loans and perform our obligations to investors and other constituents.

The initiation of a proceeding relating to one or more allegations or findings of any violation of such laws could result in modifications in DP Lending’s methods of doing business that could impair DP Lending’s ability to collect payments on our loans or to acquire additional loans or could result in the requirement that we pay damages and/or cancel the balance or other amounts owing under loans associated with such violation. We cannot assure you that such claims will not be asserted against us in the future. To the extent it is determined that the loans DP Lending makes to our customers were not originated in accordance with all applicable laws, we might be obligated to repurchase any portion of the loan DP Lending had sold to a third party. We may not have adequate resources to make such repurchases.

Worsening economic conditions may result in decreased demand for DP Lending’s loans, cause its customers’ default rates to increase, and harm our operating results.

Uncertainty and negative trends in general economic conditions in the United States and abroad, including significant tightening of credit markets, historically have created a difficult environment for companies in the lending industry. Many factors, including factors that are beyond our control, may have a detrimental impact on our operating performance. These factors include general economic conditions, unemployment levels, energy costs and interest rates, as well as events such as natural disasters, acts of war, terrorism, and catastrophes.

DP Lending’s customers are small businesses. Accordingly, its customers have historically been, and may in the future remain, more likely to be affected or more severely affected than large enterprises by adverse economic conditions. These conditions may result in a decline in the demand for DP Lending’s loans by potential customers or higher default rates by its existing customers. If a customer defaults on a loan payable to DP Lending, the loan enters a collections process where DP Lending’s systems and collections teams initiate contact with the customer for payments owed. If we determine that a loan is unlikely to be repaid, DP Lending may sell the loan to a third-party collection agency and receive only a small fraction of the remaining amount payable to it in exchange for this sale.

There can be no assurance that economic conditions will remain favorable for DP Lending’s business or that demand for its loans or default rates by its customers will remain at current levels. Reduced demand for DP Lending’s loans would negatively impact our growth and revenue, while increased default rates by DP Lending’s customers may inhibit its access to capital and negatively impact our profitability. Further, if an insufficient number of qualified small businesses apply for our loans, our growth and revenue could decline.

Competition for our employees is intense, and we may not be able to attract and retain the highly skilled employees whom we need to support our business.

Competition for highly skilled personnel, especially engineering and data analytics personnel, is extremely intense, and we could face difficulty identifying and hiring qualified individuals in many areas of our business. We may not be able to hire and retain such personnel at compensation levels consistent with our compensation and salary structure. Many of the companies with which we compete for experienced employees have greater resources than we have and may be able to offer more attractive terms of employment. In particular, candidates making employment decisions, specifically in high-technology industries, often consider the value of any equity they may receive in connection with their employment. Any significant volatility in the value, or the perceived market value, of our stock after any offering may adversely affect our ability to attract or retain highly skilled technical, financial, marketing, or other personnel.

In addition, we invest significant time and expense in training our employees, which increases their value to competitors who may seek to recruit them. If we fail to retain our employees, we could incur significant expenses in hiring and training their replacements and the quality of our services and our ability to serve our customers could diminish, resulting in a material adverse effect on our business.

Risks Related to Our Business and Industry – Digital Farms

We intend to develop an online cloud mining platform which may subject us to additional liabilities from our customers.

We intend to develop and offer a cloud mining platform to customers who prefer not to directly acquire and maintain crypto mining hardware. To date, we have offered the cloud mining platform to selected customers prior to offering the platform to the general public. The success of this business will be largely dependent on achieving sustainable revenues that are dependent on prices of the various currencies and controlling costs, which are primarily power and computer hardware.  In addition, through our management and administration of crypto mining equipment on behalf of our customers, we may become subject to actions from our customers seeking to recover for liabilities arising from, among other matters:

•	erroneously accounting for proceeds from crypto mining activities;
•	power, network or technology failures which prevent our miners from operating efficiently;
•	delays in processing payments at times when there are significant fluctuations in the price of the cryptocurrencies; and
•	hackers or other malicious groups or organizations targeting and attempting to interfere with our miners which could negatively affect the operations of such miners.

We may lose access to digital tokens and any cryptocurrency due to loss of private key(s), custodial error, or purchaser error.

A private key, or a combination of private keys, is necessary to control and dispose of cryptocurrency stored in a digital wallet or vault. Accordingly, loss of requisite private key(s) associated with a digital wallet or vault storing cryptocurrency will result in loss of such cryptocurrency. Moreover, any third party that gains access to such private key(s), including by gaining access to login credentials of a digital wallet or secure services that we use, may be able to misappropriate any digital token or cryptocurrency held by us. Any errors or malfunctions caused by or otherwise related to the digital wallet that we choose to receive and store cryptocurrency, including our failure to properly maintain or use such digital wallet or secure service, may also result in the loss of any cryptocurrency that we hold.  Additionally, any failure on our part to follow precisely the procedures for buying and receiving cryptocurrency, including, for instance, if it provides the wrong address for receiving cryptocurrency, may result in the loss of any cryptocurrency held or purchased by us.

Hackers or other malicious groups or organizations may attempt to interfere with end users of digital tokens, or cryptocurrency, in a variety of ways.

Hackers or other malicious groups or organizations may target and attempt to interfere with end users of digital tokens, or cryptocurrency, in a variety of ways, including, but not limited to, end user attacks such as malware attacks, denial of service attacks, consensus-based attacks, Sybil attacks, smurfing and spoofing. Furthermore, although we utilize a closed system to mine cryptocurrency, there is a risk that a third party or one of our employees may intentionally or unintentionally introduce weaknesses into the core infrastructure, which could negatively affect us and any cryptocurrency with which we are involved.

We have discretion over the maintenance, storage and transmission of our cryptocurrency holdings. Currently investments and holdings in cryptocurrencies by our company are uninsured and, as a result, we may lose all of our money invested in cryptocurrencies without any recourse.

Unlike bank accounts or accounts at some other financial institutions, cryptocurrencies are generally uninsured unless an investor purchases private insurance to insure them or holds them with a vendor which provides insurance. Thus, in the event of loss or loss of utility value, there is no public insurer, such as the Securities Investor Protection Corporation or the Federal Deposit Insurance Corporation, to offer recourse to any investor, including our company, unless covered independently by private insurance arranged by us. Further, we have wide discretion over the storage of its cryptocurrency holdings. We intend to use various third party wallet providers, trust companies or others to hold its cryptocurrency holdings. We may have a high concentration of its cryptocurrency holdings in one location or with one third party wallet provider, which may be prone to losses arising out of hacking, loss of passwords, compromised access credentials, malware, cyber-attacks or other factors. We may not do detailed diligence on third party wallet providers and, as a result, may not be aware of all security vulnerabilities and risks. Certain third party wallet providers may not indemnify us against any losses thereby hurting our ability to recover losses from third party wallet providers. The systems in place to ensure the security of our company’s cryptocurrency holdings may not prevent the improper access to, damage or theft of our company’s holdings in cryptocurrencies. Further, a loss due to the storage of our company’s cryptocurrencies could harm our reputation or result in the loss of some or all of our company’s cryptocurrencies, including those assets held on behalf of customers for our online cloud mining platform.

The regulatory status of cryptocurrency and distributed ledger technology is unclear or unsettled in many jurisdictions and it is difficult to predict the impact future regulation may have on either.

The regulatory status of cryptocurrency and distributed ledger technology is unclear or unsettled in many jurisdictions. It is difficult to predict how or whether regulatory agencies may apply existing regulation with respect to such technology and its applications. It is likewise difficult to predict how or whether legislatures or regulatory agencies may implement changes to law and regulation affecting distributed ledger technology and its applications, including applicable cryptocurrency protocols.  Regulatory actions could negatively impact any cryptocurrency in various ways, including, for purposes of illustration only, through a determination that cryptocurrencies are a regulated financial instrument that requires registration or licensing.

The tax characterization of cryptocurrency is uncertain.

Cryptocurrency holders may be required to pay taxes associated with the transactions contemplated herein, whether in the United States or in their home countries. It is the sole responsibility of cryptocurrency holders to comply with the tax laws of the United States and other jurisdictions applicable to them and pay all relevant taxes. The sale or other exchange of cryptocurrency, or the use of cryptocurrency to pay for goods or services, or holding cryptocurrency as an investment, generally has tax consequences that could result in tax liability. In 2014, the Internal Revenue Service issued guidance on the tax treatment of transactions using cryptocurrency, such as Bitcoin or other similar currencies.

The transfer of any cryptocurrency may be restricted, which may adversely affect its liquidity and the price at which it may be sold.

Cryptocurrency has not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction and, unless so registered, may not be offered or sold except pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act and any other applicable laws and regulations. These restrictions may limit the ability of investors to resell cryptocurrency. It is the responsibility of any holder of a digital token or a cryptocurrency to ensure that all offers and sales of cryptocurrency within the United States and other jurisdictions comply with all applicable laws and regulations.

Cryptocurrency confers no governance rights in any entity.

Because cryptocurrencies confer no governance rights of any kind with respect to any entity with which such digital token or cryptocurrency may be associated, all decisions involving a related company will be made by the management and/or stockholders of such company at their sole discretion.  These decisions could adversely affect the utility or value of any applicable digital token or cryptocurrency.

There are unanticipated and unknown risks in buying and holding cryptocurrency and/or cryptographic tokens.

Digital tokens and various cryptocurrencies are a relatively new and untested technology. In addition to the risks specified in these risk factors, there are other risks associated with either our company’s purchase, holding and use of digital tokens and cryptocurrency cannot be anticipated. Such risks may further materialize as unanticipated variations or combinations of the risks discussed in this annual report. Since the price of Bitcoin reached its zenith in December of 2017, it has until very recently steadily declined, and has in management’s opinion been the principal cause of the very considerable decline in the market price of our common stock ever since.

Our decision to deal in cryptocurrencies, such as Bitcoin, may subject us to exchange risk and additional tax and regulatory requirements.

Bitcoin is not considered legal tender or backed by any government, and it has experienced price volatility, technological glitches and various law enforcement and regulatory interventions. The use of cryptocurrencies such as bitcoin has been prohibited or effectively prohibited in some countries. If we fail to comply with regulations or prohibitions applicable to us, we could face regulatory or other enforcement actions and potential fines and other consequences. From time to time, we may hold bitcoin and other cryptocurrencies directly, and we have exchange rate risk on the amounts we hold as well as the risks that regulatory or other developments may adversely affect the value of the cryptocurrencies we hold. The uncertainties regarding legal and regulatory requirements relating to cryptocurrencies or transactions utilizing cryptocurrencies, as well as potential accounting and tax issues, or other requirements relating to cryptocurrencies could have a material adverse effect on our business.

Various cryptocurrencies facilitate the use of anonymous transactions which could adversely affect us.

Although bitcoin and other cryptocurrency transaction details are logged on the blockchain, a buyer or seller of bitcoin may never know to whom the public key belongs or the true identity of the party with whom it is transacting. Some public key addresses are randomized sequences of alphanumeric characters that, standing alone, do not provide sufficient information to identify users. Transacting with a counterparty that is unknown to us, such as a party making illicit use of cryptocurrencies, could have an adverse effect on us or our reputation.

Our investment in Digital Farms may expose us to risks under laws and regulations with which we do not have significant experience.

In 2017, we established our cryptocurrency business, which is pursuing a variety of digital currency. We anticipate mining the top ten cryptocurrencies for our own account. These include Bitcoin, Bitcoin Cash, Litecoin and Ethereum, along with other currencies that we consider to be in the top ten by market capitalization. Virtually every state in the U.S. regulates money transmitters and money services businesses. In some states the licensing requirements and regulations expressly cover companies engaged in digital currency activities; in other states it is not clear whether or how the existing laws and regulations apply to digital currency activities. Further, U.S. federal law requires registration of most such businesses with the Financial Crimes Enforcement Network (“FinCEN”). These licenses and registrations subject companies to various anti-money laundering, know-your-customer, record-keeping, reporting and capital and bonding requirements, limitations on the investment of customer funds, and inspection by state and federal regulatory agencies. Under U.S. federal law, it is a crime for a person, entity or business that is required to be registered with FinCEN or licensed in any state to fail to do so, even if the person, entity or business was unaware of the licensing requirement. Further, under U.S. federal law, anyone who owns all or part of an unlicensed money transmitting business is subject to civil and criminal penalties. The business in which we have invested has represented to us that it has not taken any action that could subject it to registration with FinCEN or to the licensing requirements in any state and has agreed that it will not do so until it has become properly licensed in all required states and registered with FinCEN. However, if the business makes an error, even inadvertently, we could be subject to potential civil and criminal penalties as a result. Any such penalties, or even the allegation of criminal activities, could have a material adverse effect on us and our business. Further, all of our foreign business activities expose us to a variety of risks, including risks under the Foreign Corrupt Practices Act.

U.S. and international regulatory changes or actions may restrict the use of or impose heightened regulatory burdens on cryptocurrency or the operation of cryptocurrency network based on currency, securities, or commodities regulations in a manner that adversely affects an investment in us.

Until recently, little or no regulatory attention has been directed toward cryptocurrency and the cryptocurrency networks by U.S. federal and state governments, foreign governments, and self-regulatory agencies. As cryptocurrency has grown in popularity and in market size, the Federal Reserve Board, U.S. Congress, and certain U.S. agencies (e.g., FinCEN and the Federal Bureau of Investigation) have begun to examine the operations of cryptocurrency networks, cryptocurrency users, and cryptocurrency exchange markets. Local state regulators such as the California Department of Financial Institutions and the New York State Department of Financial Services have also initiated examinations of Bitcoins, the Bitcoin Network, and the regulation thereof. Additionally, a U.S. federal magistrate judge in the U.S. District Court for the Eastern District of Texas has ruled that “Bitcoin is a currency or form of money,” two CFTC commissioners publicly expressed a belief that derivatives based on Bitcoins are subject to the same regulation as those based on commodities, and the IRS released guidance treating cryptocurrency as property that is not currency for U.S. federal income tax purposes, although there is no indication yet whether other courts or federal or state regulators will follow these asset classifications. There is a possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in us or our ability to continue to operate.

Currently, the SEC has not formally asserted regulatory authority over cryptocurrency, cryptocurrency networks, or cryptocurrency trading and ownership. However, in testimony before the U.S. Senate Committee on Agriculture, Nutrition and Forestry on December 10, 2014, CFTC Chairman Timothy Massad stated that the CFTC believed it had jurisdiction over derivative instruments such as futures and swaps based on digital currencies. In 2015, the CFTC found virtual currencies such as Bitcoin to be commodities subject to oversight under its authority under the Commodity Exchange Act. Since then, the CFTC has taken action against unregistered Bitcoin futures exchanges; enforced the laws prohibiting wash trading and prearranged trades on a derivatives platform; issued proposed guidance on what is a derivative market and what is a spot market in the virtual currency context; issued warnings about valuations and volatility in spot virtual currency markets; and addressed a virtual currency Ponzi scheme. On May 21, 2018, the CFTC issued a joint staff advisory that gives exchanges and clearinghouses registered with the CFTC guidance for listing virtual currency derivative products. The advisory provides guidance on certain enhancements when listing a derivative contract based on virtual currency and clarifies the CFTC staffs’ priorities and expectations in its review of new virtual currency derivatives to be listed on a designated contract market or swap execution facility, or to be cleared by a derivatives clearing organization. Further, on September 26, 2018, the U.S. District Court for the District of Massachusetts entered an order holding that the CFTC has the power to prosecute fraud involving virtual currency, which order is consistent with certain prior judicial decisions.

On July 25, 2017, the SEC issued an investigative report, stating that offers and sales of digital assets by “virtual” organizations using distributed ledger or cryptocurrency technology (i.e., Initial Coin Offerings or Token Sales) are subject to the requirements of the federal securities laws. On June 6, 2018, the Chairman of the SEC clarified the agency’s position, stating that while Bitcoin is a commodity, the SEC does not deem it and similar cryptocurrency coins to be securities, in contrast to initial coin offerings of tokens do fall within the definition of a security and will be regulated as such. In March of 2019, the SEC announced that it is it is looking for an “attorney advisor” to operate as a “Crypto Specialist,” which many observers interpret as an indication that SEC is stepping up its efforts to regulate cryptocurrencies. Furthermore, the SEC has raised concerns with instances of public companies changing their business models to reflect a focus on cryptocurrency or blockchain technology and is looking closely at the disclosures of public companies that shift their business models to capitalize on the perceived promise of distributed ledger technology and whether the disclosures comply with the federal securities laws, particularly in the context of a securities offering, and in a few instances halted the trading of companies. To the extent that Bitcoin, Ethereum, or Litecoins, themselves are determined to be a security, commodity future or other regulated asset, or to the extent that a US or foreign government or quasi-governmental agency exerts regulatory authority over the Bitcoin, Ethereum, or Litecoin Networks, or cryptocurrency trading and ownership, trading or ownership in cryptocurrency may be adversely affected, which could adversely affect an investment in our company.

To the extent that future regulatory actions or policies limit the ability to exchange cryptocurrency or utilize them for payments, the demand for cryptocurrency will be reduced. Furthermore, regulatory actions may limit the ability of end-users to convert cryptocurrency into fiat currency (e.g., U.S. Dollars) or use cryptocurrency to pay for goods and services. Such regulatory actions or policies could adversely affect an investment in us.

Cryptocurrency currently faces an uncertain regulatory landscape in not only the United States but also in many foreign jurisdictions such as the European Union, China and Russia. While certain governments such as Germany—where the Ministry of Finance has declared Bitcoins to be “Rechnungseinheiten” (a form of private money that is recognized as a unit of account, but not recognized in the same manner as fiat currency) — have issued guidance as to how to treat bitcoins and/or other cryptocurrencies, most regulatory bodies have not yet issued official statements regarding intention to regulate or determinations on regulation of cryptocurrency, the cryptocurrency networks, and cryptocurrency users. Among those for which preliminary guidance has been issued in some form, Canada and Taiwan have labeled cryptocurrency as a digital or virtual currency, distinct from fiat currency, while Sweden and Norway are among those to categorize cryptocurrency as a form of virtual asset or commodity. In China, authorities have recently banned use of bitcoins and/or other cryptocurrencies and ordered Beijing-based cryptocurrency exchanges to cease trading and immediately notify users of their closures. Similarly, Russia has indicated an intention to ban use of bitcoins and/or other cryptocurrencies and Russia’s Central Bank stated that at this stage they will not approve any cryptocurrency trading on any official exchange, nor will it approve the use of the technology for infrastructure purposes. In May 2014, the Central Bank of Bolivia banned the use of Bitcoins as a means of payment. In the summer and fall of 2014, Ecuador announced plans for its own state-backed electronic money, while passing legislation that reportedly prohibits the use of decentralized digital currencies. Conversely, regulatory bodies in some countries such as India and Switzerland have declined to exercise regulatory authority when afforded the opportunity. Various foreign jurisdictions may, in the near future, adopt laws, regulations, or directives that affect cryptocurrency networks and its users, particularly cryptocurrency exchanges and service providers that fall within such jurisdictions’ regulatory scope. Other countries such as Malaysia and Australia have been considering regulation, classification, and potential bans. Such laws, regulations, or directives may conflict with those of the United States and may negatively impact the acceptance of cryptocurrency by users, merchants, and service providers outside of the United States and may, therefore, impede the growth of the cryptocurrency economy.

The effect of any future regulatory change on our company or cryptocurrency is impossible to predict, but such change could be substantial and adverse to us and could adversely affect an investment in us.

It may be illegal now, or in the future, to acquire, own, hold, sell or use cryptocurrency in one or more countries, and ownership of, holding or trading in or company’s securities may also be considered illegal and subject to sanction.

Although currently cryptocurrency is not regulated or are lightly regulated in most countries, including the United States, one or more countries may take regulatory actions in the future that severely restricts the right to acquire, own, hold, sell or use cryptocurrency or to exchange cryptocurrency for fiat currency. Such restrictions may adversely affect an investment in our company.

Cryptocurrency transactions are irrevocable and stolen or incorrectly transferred cryptocurrency may be irretrievable. As a result, any incorrectly executed cryptocurrency transactions could render the company liable to lawsuits or criminal charges to the extent company facilitates bad transactions, and thus, adversely affect an investment in us.

Cryptocurrency transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction or, in theory, control or consent of a majority of the processing power on the cryptocurrency network. Once a transaction has been verified and recorded in a block that is added to the blockchain, an incorrect transfer of cryptocurrency or a theft of cryptocurrency generally will not be reversible and we may not be capable of seeking compensation for any such transfer or theft. Although our transfers of cryptocurrency will regularly be made to or from vendors, consultants, services providers, etc. it is possible that, through computer or human error, or through theft or criminal action, our cryptocurrency could be transferred from us in incorrect amounts or to unauthorized third parties. To the extent that we are unable to seek a corrective transaction with such third-party or are incapable of identifying the third-party that has received our cryptocurrency through error or theft, we will be unable to revert or otherwise recover incorrectly transferred company cryptocurrency. To the extent that we are unable to seek redress for such error or theft, such loss could adversely affect an investment in us. In addition, incorrectly executed cryptocurrency transactions could render company liable to lawsuits or criminal charges to the extent company facilitates bad transactions, and thus, adversely affect an investment in us.

The cryptocurrency exchanges on which cryptocurrencies trade are relatively new and, in most cases, largely unregulated and may therefore be more exposed to fraud and failure than established, regulated exchanges for other products. To the extent that the cryptocurrency exchanges representing a substantial portion of the volume in cryptocurrency trading are involved in fraud or experience security failures or other operational issues, such cryptocurrency exchanges’ failures may result in a reduction in the price of cryptocurrency and can adversely affect an investment in us.

The cryptocurrency exchanges on which cryptocurrency trade are new and, in most cases, largely unregulated. Furthermore, many cryptocurrency exchanges do not provide the public with significant information regarding their ownership structure, management teams, corporate practices, or regulatory compliance. As a result, the marketplace may lose confidence in, or may experience problems relating to, cryptocurrency exchanges, including prominent exchanges handling a significant portion of the volume of cryptocurrency trading. These potential consequences of a cryptocurrency exchange’s failure could reduce the demand and use of cryptocurrency, reduce the value of cryptocurrency, and/or adversely affect an investment in us.

In the past, many cryptocurrency exchanges have been closed due to fraud, failure, or security breaches. In many of these instances, the customers of such cryptocurrency exchanges were not compensated or made whole for the partial or complete losses of their account balances in such cryptocurrency exchanges. While smaller cryptocurrency exchanges are less likely to have the infrastructure and capitalization that make larger cryptocurrency exchanges more stable, larger cryptocurrency exchanges are more likely to be appealing targets for hackers and “malware” (i.e., software used or programmed by attackers to disrupt computer operation, gather sensitive information, or gain access to private computer systems).

If the awards of cryptocurrency for solving blocks and transaction fees for recording transactions are not sufficiently high to incentivize miners, miners may respond in a way that reduces confidence in the cryptocurrency networks, which could adversely affect an investment in our company.

If the award of new cryptocurrency for solving blocks declines and transaction fees are not sufficiently high, miners may not have an adequate incentive to continue mining cryptocurrency and may cease their crypto mining operations.  Miners ceasing operations would reduce the collective processing power on the cryptocurrency networks, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to the blockchain until the next scheduled adjustment in difficulty for block solutions) and make the cryptocurrency networks more vulnerable to a malicious actor or botnet obtaining control in excess of 50 percent of the processing power on the cryptocurrency networks. Any reduction in confidence in the confirmation process or processing power of cryptocurrency networks may adversely impact Digital Farms, as well as an investment in us.

In addition, to the extent to which the value of cryptocurrency mined by a professionalized crypto mining operation exceeds the allocable capital and operating costs determines the profit margin of such operation. A professionalized crypto mining operation may be more likely to sell a higher percentage of its newly mined cryptocurrency rapidly if it is operating at a low profit margin—and it may partially or completely cease operations if its profit margin is negative. In a low profit margin environment, a higher percentage of the new cryptocurrency mined each day will be sold into the cryptocurrency exchange markets more rapidly, thereby reducing cryptocurrency prices. Lower cryptocurrency prices will result in further tightening of profit margins, particularly for professionalized crypto mining operations with higher costs and more limited capital reserves, creating a network effect that may further reduce the price of cryptocurrency until crypto mining operations with higher operating costs become unprofitable and remove mining power from the cryptocurrency networks. The network effect of reduced profit margins resulting in greater sales of newly mined cryptocurrency could result in a reduction in the price of cryptocurrency that could adversely impact Digital Farms, Inc., as well as an investment in our company.

To the extent that any miners cease to record transactions in solved blocks, transactions that do not include the payment of a transaction fee will not be recorded on the blockchain until a block is solved by a miner who does not require the payment of transaction fees. Any widespread delays in the recording of transactions could result in a loss of confidence in the cryptocurrency networks, which could adversely impact an investment in us.

To the extent that any miners cease to record transactions in solved blocks, such transactions will not be recorded on the blockchain. Currently, there are no known incentives for miners to elect to exclude the recording of transactions in solved blocks; however, to the extent that any such incentives arise (e.g., a collective movement among miners or one or more mining pools forcing cryptocurrency users to pay transaction fees as a substitute for or in addition to the award of new cryptocurrency upon the solving of a block), actions of miners solving a significant number of blocks could delay the recording and confirmation of transactions on the blockchain. Any systemic delays in the recording and confirmation of transactions on the blockchain could result in greater exposure to double-spending transactions and a loss of confidence in cryptocurrency networks, which could adversely impact an investment in our company.

Intellectual property rights claims may adversely affect the operation of cryptocurrency networks.

Third parties may assert intellectual property claims relating to the holding and transfer of digital currencies and their source code. Regardless of the merit of any intellectual property or other legal action, any threatened action that reduces confidence in cryptocurrency networks’ long-term viability or the ability of end-users to hold and transfer cryptocurrency may adversely affect an investment in us. Additionally, a meritorious intellectual property claim could prevent us and other end-users from accessing cryptocurrency networks or holding or transferring their cryptocurrency. As a result, an intellectual property claim against us or other large cryptocurrency network participants could adversely affect an investment in us.

Currently, there is relatively small use of cryptocurrency in the marketplace in comparison to relatively large use by speculators, thus contributing to price volatility that could adversely affect an investment in us.

As relatively new products and technologies, cryptocurrency has only recently become widely accepted as a means of payment for goods and services, and use of cryptocurrency by remains limited. Conversely, a significant portion of cryptocurrency demand is generated by speculators and investors seeking to profit from the short- or long-term holding of cryptocurrency. A lack of expansion by cryptocurrency into our markets, or a contraction of such use, may result in increased volatility or a reduction in the price of cryptocurrencies, either of which could adversely impact an investment in us.

The acceptance of Bitcoin Network, Ethereum Network, or Litecoin Network software patches or upgrades by a significant, but not overwhelming, percentage of the users and miners in the respective networks could result in a “fork” in the blockchain, resulting in the operation of two separate networks until such time as the forked blockchains are merged. The temporary or permanent existence of forked blockchains could adversely impact Digital Farms, Inc. as well as an investment in our company.

Bitcoin, Ethereum, and Litecoin are open source projects and, although there is an influential group of leaders in the cryptocurrency community, there is no official developer or group of developers that formally controls the Bitcoin, Ethereum, or Litecoin Networks. Any individual can download the particular cryptocurrency network software and make any desired modifications, which are proposed to users and miners on the respective network through software downloads and upgrades. A substantial majority of miners and the particular cryptocurrency users must consent to those software modifications by downloading the altered software or upgrade that implements the changes; otherwise, the changes do not become a part of the cryptocurrency network. Generally, changes to various cryptocurrency networks have been accepted by the vast majority of users and miners, ensuring that the cryptocurrency networks remain coherent economic systems; however, a developer or group of developers could potentially propose a modification to a cryptocurrency network that is not accepted by a vast majority of miners and users, but that is nonetheless accepted by a substantial population of participants in the respective cryptocurrency network. In such a case, and if the modification is material and/or not backwards compatible with the prior version of the respective cryptocurrency network software, a “fork” in the blockchain could develop and two separate networks of the same cryptocurrency could result, one running the pre-modification software program and the other running the modified version (e.g., a second bitcoin network). Such a fork in the blockchain typically would be addressed by community-led efforts to merge the forked blockchains, and several prior forks have been so merged without any material impact on the price of Bitcoin, although there can be no assurance that this will always be the case upon a fork. This kind of split in a Bitcoin, Ethereum, or Litecoin Network could materially and adversely impact an investment in us and, in the worst-case scenario, harm the sustainability of the respective network’s economy.

The open-source structure of cryptocurrency network protocol means that the developers and other contributors to the protocol are generally not directly compensated for their contributions in maintaining and developing the protocol. A failure to properly monitor and upgrade the protocol could damage the cryptocurrency network and an investment in us.

The Bitcoin, Ethereum, and Litecoin Networks operate based on an open-source protocol maintained by certain core developers and other contributors. The core developers are those developers employed by MIT Media Lab’s Digital Currency Initiative who oversee the Bitcoin Network. As these network protocols are not sold and the networks’ use does not generate revenues for its development team, the core developers and contributors are generally not compensated for maintaining and updating the respective cryptocurrency network protocol. To the extent that material issues arise with the Bitcoin, Ethereum, or Litecoin Network protocols, and the core developers and open-source contributor community are unable to address the issues adequately or in a timely manner, the respective cryptocurrency network, Digital Farms, Inc. and an investment in us may be adversely affected.

 The further development and acceptance of cryptocurrency networks, which represents a new and rapidly changing industry, are subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of digital currency systems may adversely affect our business.

Digital currencies may be used, among other things, to buy and sell goods and services are a new and rapidly evolving industry. The growth of the digital currency industry in general, and in particular the Bitcoin industry, Ethereum industry, and Litecoin industry, are subject to a high degree of uncertainty. The factors affecting the further development of the digital currencies industry, as well as the Bitcoin, Ethereum and Litecoin industries, include:

•	Continued worldwide growth in the adoption and use of Bitcoins, Ethereum, and Litecoins, and other cryptocurrencies;
•	Government and quasi-government regulation of Bitcoin, Ethereum, and Litecoin, and other cryptocurrency and their use, or restrictions on or regulation of access to and operation of cryptocurrency networks and system;
•	The maintenance and development of the open-source software protocol of various cryptocurrency networks;
•	The availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies;
•	General economic conditions and the regulatory environment relating to digital currencies; and
•	A decline in the popularity or acceptance of the top cryptocurrencies or their networks could adversely affect an investment in us.

The value of cryptocurrency and fluctuations in the price of cryptocurrency could materially and adversely affect the business of Digital Farms, Inc.

Several factors may affect the value of cryptocurrency, including, but not limited to:

•	Total cryptocurrency in existence;
•	Global cryptocurrency demand, which is influenced by the growth of retail merchants’ and commercial businesses’ acceptance of cryptocurrency as payment for goods and services, the security of online cryptocurrency exchanges and digital wallets that hold cryptocurrency, the perception that the use and holding of cryptocurrency is safe and secure, the lack of regulatory restrictions on their use and the reputation of cryptocurrency for illicit use;
•	Global cryptocurrency supply, which is influenced by similar factors as global cryptocurrency demand, in addition to fiat currency needs by miners (for example, to invest in equipment or pay electricity bills) and taxpayers who may liquidate cryptocurrency holdings around tax deadlines to meet tax obligations;
•	Investors’ expectations with respect to the rate of inflation or deflation of fiat currencies or cryptocurrency;
•	Interest rates;
•	Currency exchange rates, including the rates at which cryptocurrency may be exchanged for fiat currencies;
•	Fiat currency withdrawal and deposit policies of cryptocurrency exchanges and liquidity of such cryptocurrency exchanges;
•	Interruptions in service from or failures of major cryptocurrency exchanges;
•	Cyber theft of cryptocurrency from online cryptocurrency wallet providers, or news of such theft from such providers, or from individuals’ cryptocurrency wallets;
•	Investment and trading activities of large investors, including private and registered funds, that may directly or indirectly invest in cryptocurrency;
•	Monetary policies of governments, trade restrictions, currency devaluations and revaluations;

•	Regulatory measures, if any, that restrict the use of cryptocurrency as a form of payment or the purchase of cryptocurrency on the cryptocurrency market;
•	The availability and popularity of businesses that provide cryptocurrency -related services;
•	The maintenance and development of the open source software protocol of certain cryptocurrency networks;
•	Increased competition from other forms of cryptocurrency or payments services;
•	Global or regional political, economic, or financial events and situations;
•	Expectations among cryptocurrency economy participants that the value of cryptocurrency will soon change; and
•	Fees associated with processing a cryptocurrency transaction.

For example, we have paid for a number of miners at prices that appeared attractive at the time. However, as a result of the decline in the price of Bitcoin and other cryptocurrencies that began, generally speaking, in early 2018, using these machines to mine cryptocurrencies is no longer profitable. In addition, see “About DPW Holdings - Legal Proceedings.”

Banks and financial institutions may not provide banking services, or may cut off services, to businesses that provide cryptocurrency-related services or that accept cryptocurrencies as payment, including financial institutions of investors in our securities.

A number of companies that provide bitcoin and/or other cryptocurrency-related services have been unable to find banks or financial institutions that are willing to provide them with bank accounts and other services. Similarly, a number of companies and individuals or businesses associated with cryptocurrencies may have had and may continue to have their existing bank accounts closed or services discontinued with financial institutions. We also may be unable to obtain or maintain these services for our business. The difficulty that many businesses that provide bitcoin and/or other cryptocurrency-related services have and may continue to have in finding banks and financial institutions willing to provide them services may be decreasing the usefulness of cryptocurrencies as a payment system and harming public perception of cryptocurrencies and could decrease its usefulness and harm its public perception in the future. Similarly, the usefulness of cryptocurrencies as a payment system and the public perception of cryptocurrencies could be damaged if banks or financial institutions were to close the accounts of businesses providing bitcoin and/or other cryptocurrency-related services.  This could occur as a result of compliance risk, cost, government regulation or public pressure. The risk applies to securities firms, clearance and settlement firms, national securities and commodities exchanges, the over the counter market and the Depository Trust Company, which, if any of such entities adopts or implements similar policies, rules or regulations, could result in the inability of our investors to open or maintain stock or commodities accounts, including the ability to deposit, maintain or trade our securities. Such factors would have a material adverse effect on the ability of our company to continue as a going concern or to pursue its cryptocurrency business segment at all, which would have a material adverse effect on our business, prospects or operations and harm investors.

Possibility of cryptocurrency algorithms or protocols changing, such as a transition by some networks to proof of stake validation, and other crypto mining related risks could have an adverse impact on our business prospects.

The underlying cryptocurrency algorithms, protocols and other important factors are constantly changing. It is possible that these changes could negatively impact our business and business plans. Should the top cryptocurrencies that we intend to focus on shift their underlying protocols, algorithms, validation methods or other material factors (for instance from a proof of work validation method to a proof of stake method, which is an alternative method to proof of work for validating cryptocurrency transactions), it could adversely impact our business prospects. A shift from proof of work validation method to a proof of stake method could render any company that maintains advantages in the current climate (for example from lower priced electric, processing, real estate, or hosting) less competitive Any major changes related to the top cryptocurrencies could have an adverse impact on the ability of Digital Farms, Inc. to continue as going concerns or to pursue this segment at all, which would have a material adverse effect on our business, prospects or operations of and potentially the value of any cryptocurrencies that we hold or expect to acquire for our own account.

The profitability and success of crypto mining is constantly changing due to various factors. These changes and our choices related to which cryptocurrencies to focus on for their own account or for customers could adversely affect our business results.

The miners that we have purchased allow us to decide which cryptocurrency to mine. The factors that affect the success of mining an individual cryptocurrency change rapidly. Should we choose the wrong cryptocurrency to focus our crypto mining operations on, it could adversely impact our business prospects.

To the extent that the profit margins of cryptocurrency mining operations are not high, operators of cryptocurrency mining operations are more likely to immediately sell cryptocurrency earned by mining in the market, resulting in a reduction in the price of cryptocurrencies that could adversely impact us and similar actions could affect other cryptocurrencies.

Over the years, crypto mining operations have evolved from individual users mining with computer processors, graphics processing units and first generation application-specific integrated circuit (“ASIC”) servers. Currently, new processing power is predominantly added by incorporated and unincorporated “professionalized” crypto mining operations. Professionalized crypto mining operations may use proprietary hardware or sophisticated ASIC machines acquired from ASIC manufacturers. They require the investment of significant capital for the acquisition of this hardware, the leasing of operating space (often in data centers or warehousing facilities), incurring of electricity costs and the employment of technicians to operate the cryptocurrency mining farms.

As a result, professionalized crypto mining operations are of a greater scale than prior miners and have more defined, regular expenses and liabilities. These regular expenses and liabilities require professionalized crypto mining operations to more immediately sell cryptocurrencies earned from crypto mining operations, whereas it is believed that individual miners in past years were more likely to hold newly mined bitcoins and/or other cryptocurrencies for more extended periods. The immediate selling of newly mined bitcoins and/or other cryptocurrencies greatly increases the supply of bitcoins and/or other cryptocurrencies for sale, creating downward pressure on the price of bitcoins and/or other cryptocurrencies.

The extent to which the value of bitcoins and/or other cryptocurrencies mined by a professionalized crypto mining operation exceeds the allocable capital and operating costs determines the profit margin of such operation. A professionalized crypto mining operation may be more likely to sell a higher percentage of its newly mined bitcoins and/or other cryptocurrencies rapidly if it is operating at a low profit margin—and it may partially or completely cease operations if its profit margin is negative. In a low profit margin environment, a higher percentage could be sold more rapidly, thereby potentially reducing bitcoin and/or other cryptocurrencies prices. Lower bitcoin and/or other cryptocurrencies prices could result in further tightening of profit margins, particularly for professionalized crypto mining operations with higher costs and more limited capital reserves, creating a network effect that may further reduce the price of bitcoin until crypto mining operations with higher operating costs become unprofitable and remove mining power. The network effect of reduced profit margins resulting in greater sales of newly mined bitcoins and/or other cryptocurrencies could result in a reduction in the price of bitcoins and/or other cryptocurrencies that could adversely impact business of Digital Farms, Inc. and our company.

The foregoing risks associated with bitcoin could be equally applicable to other cryptocurrencies, existing now or introduced in the future.  Such circumstances would have a material adverse effect on our ability to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on our business, prospects or operations and potentially the value of any cryptocurrencies that we may hold or acquire for our own account and harm investors.

Should new services/software embodying new technologies emerge, our or our investments’ ability to recognize the value of the use of existing hardware and equipment and its underlying technology, may become obsolete and require substantial capital to replace such equipment.

The increase in interest and demand for cryptocurrencies has led to a shortage of crypto mining hardware as individuals purchase equipment for mining at home and large scale mining evolved. Equipment in Digital Farms, Inc.’s crypto mining facilities will require replacement from time to time and new technological innovations could render our current equipment obsolete at any time. Shortages of graphics processing units may lead to unnecessary downtime for miners and limit the availability or accessibility of cryptocurrency mining processing capabilities in the industry. Such events would have a material adverse effect on our ability to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on our business, prospects or operations and potentially the value of any cryptocurrencies that we may hold or expect to acquire for our own account.

We have an evolving business model.

As Digital Assets and blockchain technologies become more widely available, we expect the services and products associated with them to evolve. Very recently, the Commission issued a report that promoters that use initial coin offerings or token sales to raise capital may be engaged in the offer and sale of securities in violation of the Securities Act and the Exchange Act. This may cause us to potentially change our future business in order to comply fully with the federal securities laws as well as applicable state securities laws. As a result, to stay current with the industry, our business model may need to evolve as well. From time to time we may modify aspects of our business model relating to our product mix and service offerings. We cannot offer any assurance that these or any other modifications will be successful or will not result in harm to the business. We may not be able to manage growth effectively, which could damage our reputation, limit our growth and negatively affect our operating results.

“Digital Asset” — Collectively, all digital assets based upon a computer-generated math-based and/or cryptographic protocol that may, among other things, be used to buy and sell goods or pay for services. Bitcoins represent one type of Digital Asset.

“Digital Security” — A type of Digital Asset that is offered by a promoter as an investment contract, which is a type of security defined by Section 2(a)(1) of the Securities Act.

Since there has been limited precedence set for financial accounting of Bitcoin, Ethereum, and other digital assets, it is unclear how we will be required to account for digital assets transactions in the future.

Since there has been limited precedence set for the financial accounting of digital assets, it is unclear how we will be required to account for digital asset transactions or assets. Furthermore, a change in regulatory or financial accounting standards could result in the necessity to restate our financial statements. Such a restatement could negatively impact our business, prospects, financial condition and results of operation. Such circumstances would have a material adverse effect on our ability to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on our business, prospects or operations and potentially the value of any cryptocurrencies that we hold or acquire for our own account and harm investors.

Demand for bitcoins is driven, in part, by its status as the most prominent and secure digital asset. It is possible that a digital asset other than bitcoins could have features that make it more desirable to a material portion of the digital asset user base, resulting in a reduction in demand for bitcoins, which could have a negative impact on the price of bitcoins and adversely affect an investment in our securities.

The Bitcoin Network and bitcoins, as an asset, hold a “first-to-market” advantage over other digital assets. This first-to-market advantage is driven in large part by having the largest user base and, more importantly, the largest combined mining power in use to secure the blockchain and transaction verification system.   Having a large crypto mining network results in greater user confidence regarding the security and long-term stability of a digital asset’s network and its blockchain; as a result, the advantage of more users and miners makes a digital asset more secure, which makes it more attractive to new users and miners, resulting in a network effect that strengthens the first-to-market advantage.

There are thousands of alternate digital assets (or altcoins). Bitcoin enjoys significantly greater acceptance and usage than other altcoin networks in the retail and commercial marketplace, due in large part to the relatively well-funded efforts of payment processing companies including BitPay and Coinbase.

Despite the marked first-mover advantage of the Bitcoin Network over other digital assets, it is possible that an altcoin could become materially popular due to either a perceived or exposed shortcoming of the Bitcoin Network protocol that is not immediately addressed by the core developers of Bitcoin or a perceived advantage of an altcoin that includes features not incorporated into Bitcoin. If an altcoin obtains significant market share (either in market capitalization, mining power or use as a payment technology), this could reduce Bitcoin’s market share and have a negative impact on the demand for, and price of, bitcoins, which in turn, may materially and adversely affect the business, prospects or operations of the Digital Farms, Inc. and our company.

Risks Related to Our Business and Industry - Microphase

Microphase has a history of losses and our future profitability on a quarterly or annual basis is uncertain, which could have a harmful effect on our business and the value of our company.

During the past three fiscal years Microphase has incurred losses from operations. These losses are attributable to lower volumes of its products sold to major defense contractors partially as a result of the overall reduction in defense spending and sequestration by the U.S. Congress. Since the financial crisis of 2008, Microphase has been significantly short of capital needed to acquire parts for production of its products to complete orders for such products. At times, Microphase has not had the cash available to make advance payments for the purchase of parts, and then, as a consequence, Microphase would not receive the parts from its vendors required to finish a customer order. This would then delay the delivery of products to customers, and would also delay recognition of the resulting revenues and the receipt of cash from the customer. Sometimes after experiencing a delay in delivery of an order from Microphase, the customer would not place its next order with Microphase, resulting in a loss of business.

Microphase’s future profitability depends upon many factors, including several that are beyond its control. These factors include, without limitation:

•	changes in the demand for ITS products and services;
•	loss of key customers or contracts;
•	the introduction of competitive products;
•	the failure to gain market acceptance of ITS new and existing products; and
•	the failure to successfully and cost effectively develop, introduce and market new products, services and product enhancements in a timely manner.

In addition, Microphase is incurring significant legal, accounting, and other expenses related to being a reporting company without there being a trading market for any of its securities. As a result of these expenditures, Microphase will have to generate and sustain increased revenue to achieve and maintain future profitability.

A large percentage of Microphase’s current revenue is derived from prime defense contractors to the U.S. government and its allies, and the loss of these relationships, a reduction in U.S. government funding or a change in U.S. government spending priorities or bidding processes could have an adverse impact on its business, financial condition, results of operations and cash flows.

Microphase is highly dependent on sales to major defense contractors of the U.S. military and its allies, including Lockheed Martin, Raytheon, BAE Systems and SAAB. The percentages of its revenue that were derived from sales to these named major defense contractors and directly to the U.S. Government were 55.6% in fiscal 2018 and 59.0% in fiscal 2017. Therefore, any significant disruption or deterioration of Microphase’s relationship with any such major defense contractors or the U.S. Government could materially reduce its revenue.  During the year ended December 31, 2018 there were two customers that accounted for more than 10% of sales:  BAE Systems, Saab and Lockheed Martin.  During the year ended December 31, 2017 there were two customers that accounted for more than 10% of sales: BAE Systems and SAAB. Microphase’s competitors continuously engage in efforts to expand their business relationships with the same major defense contractors and the U.S. Government and will continue these efforts in the future, and the U.S. Government may choose to use other contractors. Microphase expects that a majority of the business that it seeks will be awarded through competitive bidding. Microphase operates in highly competitive markets and its competitors have more extensive or more specialized engineering, manufacturing and marketing capabilities than Microphase does in many areas, and Microphase may not be able to continue to win competitively awarded contracts or to obtain task orders under multi-award contracts. Further, the competitive bidding process involves significant cost and managerial time to prepare bids and proposals for contracts that may not be awarded to Microphase, as well as the risk that Microphase may fail to accurately estimate the resources and costs required to fulfill any contract awarded to us. Following any contract award, Microphase may experience significant expense or delay, contract modification or contract rescission as a result of its competitors protesting or challenging contracts awarded to it in competitive bidding. Major defense contractors to whom Microphase supplies components for systems must compete with other major defense contractors (to which Microphase may not supply components) for military orders from the U.S. Government.

In addition, Microphase competes with other policy needs, which may be viewed as more necessary, for limited resources and an ever-changing amount of available funding in the budget and appropriation process. Budget and appropriations decisions made by the U.S. Government are outside of Microphase control and have long-term consequences for its business. U.S. Government spending priorities and levels remain uncertain and difficult to predict and are affected by numerous factors, including until recently sequestration (automatic, across-the-board U.S. Government budgetary spending cuts), and the purchase of our products could be superseded by alternate arrangements. While the US defense budget was recently increased, there can be no assurance that this increase will be maintained for the foreseeable future. A change in U.S. Government spending priorities or an increase in non-procurement spending at the expense of our programs, or a reduction in total U.S. Government spending, could have material adverse consequences on Microphase’s future business.

Microphase’s U.S. government contracts may be terminated by the federal government at any time prior to their completion, which could lead to unexpected loss of sales and reduction in Microphase’s backlog.

Under the terms of Microphase’s U.S. government contracts, the U.S. government may unilaterally:

•	terminate or modify existing contracts;
•	reduce the value of existing contracts through partial termination; and
•	delay the payment of Microphase’s invoices by government payment offices.

The federal government can terminate or modify any of its contracts with Microphase or its prime contractors either for the federal government’s convenience, or if Microphase or its prime contractors default, by failing to perform under the terms of the applicable contract. A termination arising out of Microphase’s default could expose it to liability and have a material adverse effect on its ability to compete for future federal government contracts and subcontracts. If the federal government or its prime contractors terminate and/or materially modify any of Microphase’s contracts or if any applicable options are not exercised, Microphase’s failure to replace sales generated from such contracts would result in lower sales and would adversely affect its earnings, which could have a material adverse effect on Microphase’s business, results of operations and financial condition. Microphase’s backlog as of December 31, 2018 was approximately $7.3 million. Microphase’s backlog could be adversely affected if contracts are modified or terminated.

Microphase’s products with military applications are subject to export regulations, and compliance with these regulations may be costly.

Microphase is required to obtain export licenses before filling foreign orders for many of its products that have military or other governmental applications. United States Export Administration regulations control technology exports like its products for reasons of national security and compliance with foreign policy, to guarantee domestic reserves of products in short supply and, under certain circumstances, for the security of a destination country. Thus, any foreign sales of its products requiring export licenses must comply with these general policies. Compliance with these regulations is costly, and these regulations are subject to change, and any such change may require Microphase to improve its technologies, incur expenses or both in order to comply with such regulations.

Microphase depends on U.S. government contracts issued to major defense contractors, which often are only partially funded, subject to immediate termination, and heavily regulated and audited. The termination or failure to fund, or negative audit findings for, one or more of these contracts could have an adverse impact on Microphase’s business.

Over its lifetime, a U.S. Government program awarded to a major defense contractor may be implemented by the award of many different individual contracts and subcontracts. The funding of U.S. Government programs is subject to Congressional appropriations. Although multi-year contracts may be authorized and appropriated in connection with major procurements, Congress generally appropriates funds on a fiscal year basis. Procurement funds are typically made available for obligations over the course of one to three years. Consequently, programs often receive only partial funding initially, and additional funds are designated only as Congress authorizes further appropriations. The termination of funding for a U.S. Government program with respect to major defense contractors for which Microphase is a subcontractor would result in a loss of anticipated future revenue attributable to that program, which could have an adverse impact on its operations. In addition, the termination of, or failure to commit additional funds to, a program for which Microphase is a subcontractor could result in lost revenue and increase its overall costs of doing business.

Generally, U.S. Government contracts are subject to oversight audits by U.S. Government representatives. Such audits could result in adjustments to Microphase’s contract costs. Any costs found to be improperly allocated to a specific contract will not be reimbursed, and such costs already reimbursed must be refunded. Microphase has recorded contract revenues based on costs Microphase expect to realize upon final audit. However, Microphase does not know the outcome of any future audits and adjustments, and Microphase may be required to materially reduce its revenues or profits upon completion and final negotiation of audits. Negative audit findings could also result in termination of a contract, forfeiture of profits, suspension of payments, fines and suspension or debarment from U.S. Government contracting or subcontracting for a period of time.

In addition, U.S. Government contracts generally contain provisions permitting termination, in whole or in part, without prior notice at the U.S. Government’s convenience upon the payment only for work done and commitments made at the time of termination. Microphase can give no assurance that one or more of the U.S. Government contracts with a major defense contractor under which Microphase provides component products will not be terminated under these circumstances. Also, Microphase can give no assurance that it will be able to procure new contracts to offset the revenue or backlog lost as a result of any termination of its U.S. Government contracts. Because a significant portion of Microphase’s revenue is dependent on its performance and payment under its U.S. Government contracts, the loss of one or more large contracts could have a material adverse impact on its business, financial condition, results of operations and cash flows.

Microphase’s government business also is subject to specific procurement regulations and other requirements. These requirements, though customary in U.S. Government contracts, increase its performance and compliance costs. In addition, these costs might increase in the future, thereby reducing Microphase’s margins, which could have an adverse effect on its business, financial condition, results of operations and cash flows. Failure to comply with these regulations and requirements could lead to fines, penalties, repayments, or compensatory or treble damages, or suspension or debarment from U.S. Government contracting or subcontracting for a period of time. Among the causes for debarment are violations of various laws, including those related to procurement integrity, export control, U.S. Government security regulations, employment practices, protection of the environment, accuracy of records, proper recording of costs and foreign corruption. The termination of a U.S. Government contract or relationship as a result of any of these acts would have an adverse impact on Microphase’s operations and could have an adverse effect on its standing and eligibility for future U.S. Government contracts.

Microphase’s business could be negatively impacted by cybersecurity threats and other security threats and disruptions.

As a U.S. Government defense contractor, Microphase faces certain security threats, including threats to its information technology infrastructure, attempts to gain access to its proprietary or classified information, threats to physical security, and domestic terrorism events. Microphase’s information technology networks and related systems are critical to the operation of its business and essential to its ability to successfully perform day-to-day operations. Microphase is also involved with information technology systems for certain customers and other third parties, which generally face similar security threats. Cybersecurity threats in particular, are persistent, evolve quickly and include, but are not limited to, computer viruses, attempts to access information, denial of service and other electronic security breaches. Microphase believes that it has implemented appropriate measures and controls and has invested in skilled information technology resources to appropriately identify threats and mitigate potential risks, but there can be no assurance that such actions will be sufficient to prevent disruptions to mission critical systems, the unauthorized release of confidential information or corruption of data. A security breach or other significant disruption involving these types of information and information technology networks and related systems could:

•	disrupt the proper functioning of these networks and systems and therefore its operations and/or those of certain of its customers;
•	result in the unauthorized access to, and destruction, loss, theft, misappropriation or release of, proprietary, confidential, sensitive or otherwise valuable information of Microphase or its customers, including trade secrets, which others could use to compete against Microphase or for disruptive, destructive or otherwise harmful purposes and outcomes;
•	compromise national security and other sensitive government functions;
•	require significant management attention and resources to remedy the damages that result;
•	subject Microphase to claims for breach of contract, damages, credits, penalties or termination; and
•	damage Microphase’s reputation with its customers (particularly agencies of the U.S. Government) and the public generally.

Any or all of the foregoing could have a negative impact on its business, financial condition, results of operations and cash flows.

Microphase enters into fixed-price contracts that could subject it to losses in the event of cost overruns or a significant increase in inflation.

Microphase has a number of fixed-price contracts which allow it to benefit from cost savings but subject it to the risk of potential cost overruns, particularly for firm fixed-price contracts, because Microphase assumes the entire cost burden. If its initial estimates are incorrect, Microphase can lose money on these contracts. U.S. Government contracts can expose Microphase to potentially large losses because the U.S. Government can hold Microphase responsible for completing a project or, in certain circumstances, paying the entire cost of its replacement by another provider regardless of the size or foreseeability of any cost overruns that occur over the life of the contract. Because many of these contracts involve new technologies and applications, unforeseen events such as technological difficulties, fluctuations in the price of raw materials, problems with its suppliers and cost overruns, can result in the contractual price becoming less favorable or even unprofitable to Microphase. The U.S. and other countries also may experience a significant increase in inflation. A significant increase in inflation rates could have a significant adverse impact on the profitability of these contracts. Furthermore, if Microphase does not meet contract deadlines or specifications, Microphase may need to renegotiate contracts on less favorable terms, be forced to pay penalties or liquidated damages or suffer major losses if the customer exercises its right to terminate. In addition, some of its contracts have provisions relating to cost controls and audit rights, and if Microphase fails to meet the terms specified in those contracts Microphase may not realize their full benefits. Microphase’s results of operations are dependent on its ability to maximize its earnings from its contracts. Cost overruns could have an adverse impact on its financial results.

Risks Related to Our Business and Industry - Enertec

Potential political, economic and military instability in Israel could adversely affect our operations.

Enertec’s operating facilities are located in Israel. Accordingly, political, economic and military conditions in Israel directly affect Enertec’s operations. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its Arab neighbors. A state of hostility, varying in degree and intensity, has led to security and economic problems for Israel. Since October 2000, there has been an increase in hostilities between Israel and the Palestinian Arabs, which has adversely affected the peace process and has negatively influenced Israel’s relationship with its Arab citizens and several Arab countries, including the Israel-Gaza conflict. Such ongoing hostilities may hinder Israel’s international trade relations and may limit the geographic markets where Enertec can sell its products and solutions. Hostilities involving or threatening Israel, or the interruption or curtailment of trade between Israel and its present trading partners, could materially and adversely affect Enertec’s operations.

In addition, Israel-based companies and companies doing business with Israel have been the subject of an economic boycott by members of the Arab League and certain other predominantly Muslim countries since Israel’s establishment. Although Israel has entered into various agreements with certain Arab countries and the Palestinian Authority, and various declarations have been signed in connection with efforts to resolve some of the economic and political problems in the Middle East, we cannot predict whether or in what manner these problems will be resolved. Wars and acts of terrorism have resulted in significant damage to the Israeli economy, including reducing the level of foreign and local investment.

Furthermore, certain of our officers and employees may be obligated to perform annual reserve duty in the Israel Defense Forces and are subject to being called up for active military duty at any time. All Israeli male citizens who have served in the army are subject to an obligation to perform reserve duty until they are between 40 and 49 years old, depending upon the nature of their military service.

Enertec may become subject to claims for remuneration or royalties for assigned service invention rights by its employees, which could result in litigation and harm our business.

A significant portion of the intellectual property covered by Enertec’s products has been developed by Enertec’s employees in the course of their employment for Enertec. Under the Israeli Patent Law, 5727-1967, or the Patent Law, and recent decisions by the Israeli Supreme Court and the Israeli Compensation and Royalties Committee, a body constituted under the Patent Law, Israeli employees may be entitled to remuneration for intellectual property that they develop for us unless they explicitly waive any such rights. To the extent that Enertec is unable to enter into agreements with its future employees pursuant to which they agree that any inventions created in the scope of their employment or engagement are owned exclusively by Enertec (as it has done in the past), Enertec may face claims demanding remuneration. As a consequence of such claims, Enertec could be required to pay additional remuneration or royalties to its current and former employees, or be forced to litigate such claims, which could negatively affect its business.

Risks Related to Ownership of Our Common Stock

If we do not continue to satisfy the NYSE American continued listing requirements, our common stock could be delisted from NYSE American.

The listing of our common stock on the NYSE American is contingent on our compliance with the NYSE American’s conditions for continued listing. On December 18, 2015, we were notified by the NYSE American that we were no longer in compliance with the NYSE American continued listing standards because our reported stockholders' equity was below continued listing standards. The NYSE American requires that a listed company's stockholders' equity be $4.0 million or more if it has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years. Subsequently, the NYSE American informed us that we are required to attain stockholders’ equity of $6.0 million or more because we experienced a loss for the year ended December 31, 2016.

Following submission of our compliance plan demonstrating how we intend to regain compliance with the continued listing standards, we were notified on March 9, 2016, that the NYSE American granted us a listing extension on the basis of our plan until June 19, 2017. We are subject to periodic review by NYSE American staff during the extension period. Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extension period could result in our common stock being delisted from the NYSE American.

On June 19, 2017, we filed a Form 8-K report with the Commission announcing that our Stockholders' Equity was approximately $6,409,000 on a pro-forma basis. In a letter dated June 20, 2017, the NYSE American notified us that we had successfully regained compliance with the NYSE American continued listing standards. Notwithstanding the foregoing, in light of our continue losses, there is no assurance that we will be able to continue to meet the NYSE American continued listing standard. Failure to meet the NYSE American listing requirement, we may be subject to delisting by the NYSE American. In the event our common stock is no longer listed for trading on the NYSE American, our trading volume and share price may decrease and we may experience further difficulties in raising capital which could materially affect our operations and financial results.

On November 20, 2017, we received a letter from NYSE Regulation indicating that the NYSE American had concluded that we failed to comply with Section 401(a) of the NYSE American’s Company Guide, which section requires that a listed company “make immediate public disclosure of all material information concerning its affairs” The letter, which relates to our disclosure of certain personnel changes to our board of directors and officers, provided that such letter constituted a warning letter issued to us pursuant to Section 1009(a)(i) of the NYSE American Company Guide. On October 12, 2017, we filed a Form 8-K that disclosed that certain personnel changes to our board of directors and executive officers were effective October 6, 2017. On November 6, 2017, we filed an amendment to the above referenced Form 8-K that disclosed that the personnel changes had not in fact occurred. After discussion with the NYSE American, on November 8, 2017, we filed a subsequent Form 8-K that further clarified that we had determined to rescind the personnel changes as of October 23, 2017. In that Form 8-K, we provided additional disclosure explaining why the personnel changes were not undertaken.

On November 29, 2017, we notified the NYSE American, LLC that we were no longer in compliance with Rule 801(h) of the NYSE American Company Guide because, as a smaller reporting company, our Board of Directors was not comprised of at least 50% independent directors. On November 28, 2017, our Board of Directors approved the issuance of cash compensation, and 250 shares of common stock and warrants to purchase 1,250 shares of common stock subject to vesting and stockholder approval, to Mr. William Horne, a director of our company, for services. As a result of this compensation, Mr. Horne may not be deemed independent within the meaning of Section 803A(2) of the NYSE American Company Guide. Mr. Horne has resigned from the audit committee of the Board of Directors. Robert Smith has been appointed as chair of the audit committee. On December 8, 2017, our board of directors rescinded the equity compensation granted to Mr. Horne.  We believe that we are therefore presently in compliance with Rule 801(h) of the NYSE American Company Guide.

On July 29, 2019, we received a deficiency letter from NYSE American indicating that we were not in compliance with the continued listing standards as set forth in Section 1003(f)(v) of the NYSE American Company Guide (the “Company Guide”). Specifically, the letter informed the Company that the Exchange has determined that the shares of our common stock have been selling for a low price per share for a substantial period of time and, pursuant to Section 1003(f)(v) of the Company Guide, the Company's continued listing is predicated on the Company effecting a reverse stock split of our common stock or otherwise demonstrating sustained price improvement within a reasonable period of time, which the NYSE American determined to be no later than September 16, 2019. As noted above, on August 5, 2019 we effectuated a reverse split whereby each forty (40) shares of our common stock were combined into one such share, which increased the market price to a level where we regained compliance with the Company Guide. However, there can be no assurance that the market price of the shares of our common stock will not decline, perhaps significantly. If the decline is sufficiently marked, we will in all likelihood receive another letter similar to the one referenced above; however, there can be no assurance that we could in that event successfully conduct another reverse split on a timely basis, if at all, or that the NYSE American will not take more drastic action, up to and including delisting our shares of common stock from the exchange.

Our common stock price is volatile.

Our common stock is listed on the NYSE American. In the past, our trading price has fluctuated widely, depending on many factors that may have little to do with our operations or business prospects. The exercise of outstanding options and warrants may adversely affect our stock price and a stockholder’s percentage of ownership. As of December 31, 2018, we had outstanding options to purchase an aggregate of 9,325 shares of common stock, with a weighted average exercise price of $824 per share, exercisable at prices ranging from $456 to $1,856 per share and warrants to purchase up to 23,410 shares of common stock, with a weighted average exercise price of $808 per share, at exercise prices ranging from $8.00 to $2,000 per share.

On April 2, 2019, pursuant to the underwriting agreement with A.G.P./Alliance Global Partners entered into on March 29, 2019, as referenced above, we issued an aggregate of 793,325 shares of common stock, including shares of common stock underlying warrants. The sale of these shares of our common stock, including those underlying the warrants (assuming exercise thereof), has had a material and adverse effect on the market price of our common stock.

In addition, we have previously agreed to register shares of common stock, and common stock underlying outstanding warrants and convertible debt in connection with private placement of our securities that are not being registered in this prospectus supplement. Our shares of common stock are thinly traded. Therefore, the resale of a large number of shares of common stock and common stock underlying warrants and convertible debt by the selling stockholders may adversely affect the market price of our common stock.

Volatility in our common stock price may subject us to securities litigation.

Stock markets, in general, have experienced, and continue to experience, significant price and volume volatility, and the market price of our common stock may continue to be subject to similar market fluctuations unrelated to our operating performance or prospects. This increased volatility, coupled with depressed economic conditions, could continue to have a depressing effect on the market price of our common stock. The following factors, many of which are beyond our control, may influence our stock price:

•	the status of our growth strategy including the development of new products with any proceeds we may be able to raise in the future;
•	announcements of technological or competitive developments;
•	regulatory developments affecting us, our customers or our competitors;
•	announcements regarding patent or other intellectual property litigation or the issuance of patents to us or our competitors or updates with respect to the enforceability of patents or other intellectual property rights generally in the US or internationally;
•	actual or anticipated fluctuations in our quarterly operating results;
•	changes in financial estimates by securities research analysts;
•	changes in the economic performance or market valuations of our competitors;
•	additions or departures of our executive officers; and
•	sales or perceived sales of additional shares of our common stock.

In addition, the securities markets have, from time to time, experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. Any of these factors could result in large and sudden changes in the volume and trading price of our common stock and could cause our stockholders to incur substantial losses. In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted securities class action litigation against that company. If we were involved in a class action suit or other securities litigation, it would divert the attention of our senior management, require us to incur significant expense and, whether or not adversely determined, have a material adverse effect on our business, financial condition, results of operations and prospects.

We have a substantial number of convertible notes, warrants, options and preferred stock outstanding that could affect our price.

Due to a number of financings, we have a substantial number of shares that are subject to issuance pursuant to outstanding convertible debt, warrants and options. These conversion prices and exercise prices range from $8.00 to $2,000.00 per share of common stock. As of September 30, 2019, the number of shares of common stock subject to convertible notes, warrants, options and preferred stock were 349,486, 72,921, 2,906 and 2,232, respectively. The issuance of common stock pursuant to convertible notes, warrants, options and preferred stock at conversion or exercise prices less than market prices may have the effect of limiting an increase in market price of our common stock until all of these underling shares have been issued.

We have a number of shares of common stock subject to registration rights.

Due to a number of financings, we have contractually agreed to register with the Commission shares of common stock, and common stock underlying outstanding warrants and convertible debt in connection with private placements of our securities. The potential resale at the same time of a large number of shares of common stock and common stock underlying warrants and convertible debt by the selling stockholders may adversely affect the market price of our common stock.

Sales of additional shares of our common stock could cause the price of our common stock to decline.

Sales of substantial amounts of our common stock in the public market, or the availability of such shares for sale, by us or others, including the issuance of common stock upon exercise of outstanding options and warrants, could adversely affect the price of our common stock. We and our directors and officers may sell shares into the market, which could adversely affect the market price of shares of our common stock.

The rights of the holders of common stock may be impaired by the potential issuance of preferred stock.

Our certificate of incorporation gives our board of directors the right to create new series of preferred stock. As a result, the board of directors may, without stockholder approval, issue preferred stock with voting, dividend, conversion, liquidation or other rights which could adversely affect the voting power and equity interest of the holders of common stock. Preferred stock, which could be issued with the right to more than one vote per share, could be utilized as a method of discouraging, delaying or preventing a change of control. The possible impact on takeover attempts could adversely affect the price of our common stock. Although we have no present intention to issue any shares of preferred stock or to create a series of preferred stock, we may issue such shares in the future.

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members.

We are a public company and subject to the reporting requirements of the Exchange Act, and the Sarbanes-Oxley Act of 2002. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal controls for financial reporting. For example, Section 404 of the Sarbanes-Oxley Act requires that our management report on the effectiveness of our internal controls structure and procedures for financial reporting. Section 404 compliance may divert internal resources and will take a significant amount of time and effort to complete. If we fail to maintain compliance under Section 404, or if in the future management determines that our internal control over financial reporting are not effective as defined under Section 404, we could be subject to sanctions or investigations by the NYSE American should we in the future be listed on this market, the Commission, or other regulatory authorities. Furthermore, investor perceptions of our company may suffer, and this could cause a decline in the market price of our common stock. Any failure of our internal controls could have a material adverse effect on our stated results of operations and harm our reputation. If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting or financial results and could result in an adverse opinion on internal controls from our independent auditors. We may need to hire a number of additional employees with public accounting and disclosure experience in order to meet our ongoing obligations as a public company, particularly if we become fully subject to Section 404 and its auditor attestation requirements, which will increase costs. Our management team and other personnel will need to devote a substantial amount of time to new compliance initiatives and to meeting the obligations that are associated with being a public company, which may divert attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations.

If we fail to comply with the rules under the Sarbanes-Oxley Act of 2002 related to accounting controls and procedures, or if we discover material weaknesses and deficiencies in our internal control and accounting procedures, our stock price could decline significantly and raising capital could be more difficult.

If we fail to comply with the rules under the Sarbanes-Oxley Act of 2002 related to disclosure controls and procedures, or, if we discover material weaknesses and other deficiencies in our internal control and accounting procedures, our stock price could decline significantly and raising capital could be more difficult. Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting. If material weaknesses or significant deficiencies are discovered or if we otherwise fail to achieve and maintain the adequacy of our internal control, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock could drop significantly.

If securities or industry analysts do not publish research or reports about our business, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. Our research coverage by industry and financial analysts is currently limited. Even if our analyst coverage increases, if one or more of the analysts who cover us downgrade our stock, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

The elimination of monetary liability against our directors, officers and employees under law and the existence of indemnification rights for or obligations to our directors, officers and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers and employees.

Our certificate of incorporation contains a provision permitting us to eliminate the personal liability of our directors to us and our stockholders for damages for the breach of a fiduciary duty as a director or officer to the extent provided by Delaware law. We may also have contractual indemnification obligations under any future employment agreements with our officers. The foregoing indemnification obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and the resulting costs may also discourage us from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit us and our stockholders.

We do not anticipate paying dividends on our common stock and, accordingly, stockholders must rely on stock appreciation for any return on their investment.

We have never declared or paid cash dividends on our common stock and do not expect to do so in the foreseeable future. The declaration of dividends is subject to the discretion of our board of directors and will depend on various factors, including our operating results, financial condition, future prospects and any other factors deemed relevant by our board of directors. You should not rely on an investment in our company if you require dividend income from your investment in our company. The success of your investment will likely depend entirely upon any future appreciation of the market price of our common stock, which is uncertain and unpredictable. There is no guarantee that our common stock will appreciate in value.

Risks Related to this Offering

A substantial number of shares of our common stock may be sold in this offering, which could cause the price of our ordinary shares to decline.

In this offering the selling stockholders may sell up to 12,500 shares of our common stock and 203,805 shares of our common stock upon conversion of the Convertible Notes.  As of the date of this prospectus, such shares represent approximately 6.12% of our outstanding shares of common stock after giving effect to the sale of the common stock in this offering. This offering could adversely affect the price of our common stock.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

If we default on secured debt instruments, we may be required to repay the principal and accrued and unpaid interest due thereon, together with additional penalties.

If we do not timely cure an event of default under the secured debt instruments, whether or not convertible, the holder(s) may accelerate all of our repayment obligations and take control of our pledged assets, potentially requiring us to renegotiate the secured debt instruments on terms less favorable to us or to immediately cease operations. Further, if we are liquidated, the holders’ rights to repayment would be senior to the rights of the holders of our common stock to receive any proceeds from the liquidation. Any declaration by the holders of an event of default could significantly harm our business and prospects and could cause the price of our common stock to decline. If we raise any additional debt financing, the terms of such additional debt could further restrict our operating and financial flexibility.

Servicing our debt will require a significant amount of cash, and we may not have sufficient cash flow from our business to pay our debt. We have defaulted on certain prior repayment obligations.

Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. In addition, we have during the year preceding the filing of this prospectus defaulted on certain prior repayment obligations as set forth below:

•	On March 23, 2018, we entered into a securities purchase agreement pursuant to which we issued a note in the amount of $1,000,000 to an investor. Pursuant to the terms of the note, we were required to pay interest on a monthly basis. The maturity date of this note was June 22, 2018. We did not pay the interest on a timely basis or pay the note in full on the maturity date. On July 3, 2019, we reached an agreement with the investor to repay the note under renegotiated terms with a maturity date of January 22, 2020. As of the date of this prospectus, the current principal amount outstanding on the note is $622,000.

•	On May 15, 2018, July 2, 2018 and August 31, 2018, we entered into a series of securities purchase agreements pursuant to which we issued three notes in the aggregate amount of $9,000,000 to an investor. Pursuant to the terms of the notes, as amended, we were required to make principal and interest payments on a monthly basis. The maturity dates of these notes ranged from May 15, 2019 to December 31, 2019. We did not pay the monthly principal or interest payments on a timely basis. We reached an agreement with the investor to repay the notes under renegotiated terms and these notes have been fully repaid.

•	On June 8, 2018, we issued a note in the amount of $511,750 to an investor. The maturity date of this note was July 9, 2018. We did not pay the note in full on the maturity date. We reached an agreement with the investor to repay the note under renegotiated terms and the note has been fully repaid.

•	On August 16, 2018, we entered into securities purchase agreements, which were amended on November 29, 2018, pursuant to which we issued notes in the amount of $1,272,600 to several investors. The maturity date of these notes was February 15, 2019. We did not pay the principal and accrued interest in full on the maturity date. We reached an agreement with all but one of the investors to repay the notes under renegotiated terms and these investors have been repaid in full. As of the date of this prospectus, the principal amount outstanding on the one remaining note is $318,150.

•	On September 21, 2018, we entered into a securities purchase agreement pursuant to which we issued a note in the amount of $526,316 to an investor. The maturity date of this note was December 31, 2018. We did not pay the principal or accrued interest in full on the maturity date. On July 2, 2019, we entered into an exchange agreement with the investor pursuant to which, in exchange for the note issued by us to the investor, we sold to the investor a new convertible promissory note in the principal amount of $783,031 with an interest rate of 12% per annum and a maturity date of December 31, 2019. On September 26, 2019 we entered into a second exchange agreement with this investor pursuant to which we issued a new Convertible Promissory Note in the principal amount of $815,218 that is convertible into 203,805 shares of Common Stock at a conversion price of $4.00 per share in exchange for the Initial Convertible Note. As of the date of this prospectus, the entire balance of the new convertible promissory note is outstanding.

•	On October 11, 2018, we entered into a securities purchase agreement pursuant to which we issued a note in the amount of $565,000 to an investor. The maturity date of this note was December 8, 2018. We did not pay the principal and accrued interest in full on the maturity date. We reached an agreement with the investor to repay the note under renegotiated terms and the note has been fully repaid.

•	On June 18, 2019, we entered into a securities purchase agreement pursuant to which we issued a note in the amount of $2,900,000 to Dominion. The maturity date of this note is December 18, 2019. Pursuant to the terms of the note, we are required to make principal and interest payments on a monthly basis. We did not pay the monthly principal and interest payments on a timely basis. As of the date of this prospectus, the principal, interest and penalties amount outstanding on the note is approximately $3,450,000. As noted above, Dominion has filed a complaint against us and ACI seeking recovery of the outstanding amount, among other items.

•	During 2018, we received funding as a result of entering into multiple Agreements for the Purchase and Sale of Future Receipts (collectively, the “Agreements on Future Receipts”) pursuant to which we sold in the aggregate $5,632,400 in future receipts for a purchase price in the amount of $4,100,000. Pursuant to the terms of the Agreements on Future Receipts, we were required to make payments on a daily basis until the balance of the amount sold was fully repaid. We did not make these daily payments on a timely basis. We reached an agreement with the investor to repay the Agreements on Future Receipts under renegotiated terms. As of the date of this prospectus, the amount outstanding on the Agreements on Future Receipts is $1,650,862.

•	On November 28, 2018, Blockchain Mining Supply and Services, Ltd, a vendor who sold computers to our subsidiary Digital Farms, Inc. (t/k/a Super Crypto Mining, Inc.), filed in the United States District Court for the Southern District of New York against us and our subsidiary (Case No. 18-cv-11099). The Complaint asserted claims for breach of contract and promissory estoppel against us and our subsidiary arising from the subsidiary’s failure to satisfy a purchase agreement. The Complaint seeks damages in the amount of $1,388,495, which approximates the amount of the reserve that we have established. On April 16, 2019, the Court held a pre-motion Conference in connection with our anticipated motion to dismiss. The Court has set a briefing schedule in connection with our anticipated motion to dismiss, which will occur on January 8, 2020.

Our business may not generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

USE OF PROCEEDS

We are registering shares of our common stock pursuant to registration rights granted to the selling stockholders. We will not receive any of the proceeds from any sale or other disposition of the common stock covered by this prospectus other than upon the potential exercise of warrants. All proceeds from the sale of the common stock will be paid directly to the selling stockholders.

We expect that we will have to raise additional capital through the sale of additional equity or debt securities, including debt securities that may be convertible into equity securities. It may be difficult for us to raise additional funds when needed and on favorable terms, or at all. See “Risk Factors—Risks Related to our Company” on page 13 of this prospectus.

SELLING STOCKHOLDERS

We are registering the shares of common stock in order to permit the selling stockholders to offer such shares. The selling stockholders have not had any material relationship with us or our affiliates within the past three years except as described in this prospectus.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by such selling stockholders, based on 3,318,390 shares of common stock outstanding as of December 16, 2019. The second column lists the number of shares of common stock beneficially owned by the selling stockholders assuming, as applicable, full exercise of its warrants. The third column lists the shares of common stock being offered by this prospectus by the selling stockholders. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.” The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Beneficial ownership is determined in accordance with the rules of the SEC. To our knowledge, subject to community property laws where applicable, each person named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite such person’s name.

When we refer to “selling stockholders” in this prospectus, we mean the persons or entities listed in the table below, as well as their transferees, pledgees or donees or their successors. The selling stockholders may sell all, a portion or none of their shares at any time. The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by the selling stockholders. Except as otherwise indicated, the selling stockholders have sole voting and dispositive power with respect to such shares.

	Shares				Shares
	Beneficially Owned		Shares to		Beneficially Owned
	Prior to Offering		be Offered		After Offering (1)
Name of Selling Stockholder	Number	Percentage	Number		Number	Percentage
Dominion Capital, LLC (2)	0	*	12,500	(3)	0	0%
Bellridge Capital, LP (4)	0	*	203,805	(5)	0	0%

* Represents less than one percent (1%).

(1)	Assumes that the selling stockholders has sold all of the common stock registered for resale, which may or may not occur.

(2)	Mikhail Gurevich is the Managing Member of Dominion Capital, LLC, and exercises sole voting and investment power on behalf thereof.

(3)	Represents 12,500 Commitment Shares issuable pursuant to the Amended SPA dated June 18, 2019.

(4)	Robert Klimov is the Managing Partner of Bellridge Capital, LP, and exercises sole voting and investment power on behalf thereof.

(5)	Represents 203,805 shares of common stock underlying the convertible promissory note, pursuant to the Exchange Agreement dated September 26, 2019.

PLAN OF DISTRIBUTION

The selling stockholders of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of common stock on the NYSE American, LLC or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions it assumes. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out its short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended. The selling stockholders have informed us that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock.

 We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933, as amended.

Because the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, they will be subject to the prospectus delivery requirements of the Securities Act of 1933, as amended, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

47

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without the requirement to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144 or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the resale shares may not simultaneously engage in market-making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act of 1933, as amended).

DESCRIPTION OF OUR SECURITIES

The selling stockholders may, from time to time, sell, transfer, or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. This prospectus provides you with a general description of the securities issued or issuable to the selling stockholders and the common stock the selling stockholders may offer.

We are authorized to issue 500,000,000 shares of Class A Common Stock and 25,000,000 shares of Class B Common Stock, par value $0.001 per share.  As of December 16, 2019, there were 3,318,390 shares of our Class A common stock issued and outstanding but no shares of Class B common stock issued or outstanding. The outstanding shares of our common stock are validly issued, fully paid and nonassessable. In this prospectus, all references solely to “common stock” shall refer to the Class A common stock except where otherwise indicated.  We are authorized to issue up to 25,000,000 shares of preferred stock, par value $0.001 per share.  Of these shares of preferred stock, 1,000,000 are designated as Series A Convertible Preferred Stock, 500,000 are designated as Series B Convertible Preferred Stock, and (iii) 2,500 are designated as Series C Convertible Redeemable Preferred Stock. As of December 16, 2019, there were 7,040 shares of Series A Convertible Preferred Stock outstanding, 125,000 shares of Series B Convertible Preferred Stock and no shares of Series C Convertible Redeemable Preferred Stock outstanding.

Common Stock

Holders of our shares Class A common stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of our shares Class B common stock are entitled to ten votes for each share on all matters submitted to a shareholder vote. Holders of our common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of our common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of shareholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of our common stock are entitled to share in all dividends that our Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over our common stock. Our common stock has no pre-emptive, subscription or conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

The shares of preferred stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the board of directors. The board of directors is expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of preferred stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Delaware.

The Convertible Note, Conversion Shares and Related Transactions

On June 18, 2019 we entered into a Securities Purchase Agreement with Dominion Capital, LLC (“Dominion”), one of the selling stockholders named in this prospectus, to consummate a refinancing (the “Refinancing”) pursuant to which, in consideration for the extinguishment of a 10% convertible note dated May 15, 2018, with a remaining balance due of $1,800,000, we (i) sold a 10% Senior Secured Promissory Note with a principal face amount of $2,800,000, plus an original issue discount in the amount of $100,000 and (ii) issued 12,500 shares of our Common Stock subject to the approval thereof by the NYSE American. In addition, Ault & Company, Inc. guaranteed to Dominion and its successors, endorsees, transferees and assigns, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of our obligations pursuant to the Refinancing.

On July 2, 2019 we entered into an exchange agreement with Bellridge Capital, LP (“Bellridge”), one of the selling stockholders named in this prospectus, pursuant to which, in exchange for a term promissory note issued by us to Bellridge on September 21, 2018 in the principal face amount of $526,316, we sold to Bellridge a new convertible promissory note in the principal amount of $783,031 with an interest rate of 12% per annum and a maturity date of December 31, 2019. This note was convertible into shares of Common Stock, commencing on July 15, 2019, at conversion price equal to the greater of (A) $8.80 or (B) 80% of the lowest daily VWAP in the three trading days prior to the date of conversion.

On September 26, 2019, we entered into a second exchange agreement with Bellridge pursuant to which, in exchange for note referred to immediately above (the “Prior Note”), we sold to Bellridge a new convertible promissory note in the principal amount of $815,218 with an interest rate of 12% per annum (the “New Note”). The New Note is convertible into shares of Common Stock (the “Conversion Shares”), commencing on October 31, 2019, at conversion price equal to $4.00 (the “Conversion Price”), or 203,805 such shares. In connection with this exchange agreement, we and Bellridge entered into a forbearance agreement pursuant to which Bellridge agreed to forbear through the close of business on October 31, 2019 from exercising the rights and remedies it is entitled to under the Prior Note, and any and all transaction documents related thereto, in consideration for our issuance of the New Note. We further agreed with Bellridge to file an amended registration statement on Form S-3 relating to the resale by Bellridge of all of the Conversion Shares no later than October 21, 2019.

Warrants

As of December 20, 2019, we have 79,421 warrants issued and outstanding, the exercise prices of which range from $0.00 per share to $2,000 per share, with an average weighted exercise price of $208.77 and terms ranging from 0.7 and 6.9 years from the date of this prospectus.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Computershare, 8742 Lucent Blvd., Suite 225, Highlands Ranch, CO 80129.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Laxague Law, Inc., Reno, Nevada.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference from our Annual Reports on Form 10-K for the years ended December 31, 2018, and 2017, and for each of the years in the two-year period ended December 31, have been so incorporated in reliance on the report of Marcum, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form S-3 under the Securities Act, with respect to the securities covered by this prospectus. This prospectus and any prospectus supplement which form a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the Commission for a more complete understanding of the document or matter. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Commission, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The Commission also maintains an internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the website is http://www.sec.gov.

We file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read, without charge, and copy the documents we file at the Commission’s public reference room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the Commission and paying a fee for the copying cost. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our filings with the Commission are also available to the public at no cost from the SEC’s website at http://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

We have filed a registration statement on Form S-3 with the Commission under the Securities Act. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. The Commission permits us to “incorporate by reference” the information contained in documents we file with the Commission, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the Commission will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the Commission, and incorporate by reference in this prospectus:

•	Our Annual Report on Form 10-K for the period ended December 31, 2018, as amended by the Annual Report on Form 10-K/A filed with the SEC on October 16, 2019;

•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2019;

•	Current Reports on Form 8-K filed with the SEC on January 3, 2019, January 7, 2019, January 10, 2019, both amendments filed on January 14, 2019, January 24, 2019, February 5, 2019, February 20, 2019, February 25, 2019, February 28, 2019, March 14, 2019, March 21, 2019, March 29, 2019 and April 1, 2019; amendment filed on April 4, 2019; April 16, 2019; May 1, 2019; both reports filed on May 20, 2019; May 28, 2019; June 5, 2019; an amendment filed on June 12, 2019; June 18, 2019; an amendment filed on June 27, 2019; three reports filed on July 2, 2019; July 5, 2019; July 9, 2019; July 19, 2019, August 5, 2019; August 6, 2019; August 7, 2019; August 26, 2019; September 4, 2019; an amendment filed on September 20, 2019; September 26, 2019; October 7, 2019; October 24, 2019; November 4, 2019; November 18, 2019; December 11, 2019 and December 23, 2019;

•	Our proxy statement dated June 7, 2019, and

•	The description of our common stock contained in Form 8-A.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus is a part until the offering of the particular securities covered by a prospectus supplement or term sheet has been completed. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

We will provide you, without charge upon written or oral request, a copy of any and all of the information that has been incorporated by reference in this prospectus and that has not been delivered with this prospectus. Requests should be directed to DPW Holdings, Inc., 201 Shipyard Way, Suite E, Newport Beach, California, 92663; Tel.: (949) 444-5464; Attention: Milton C. Ault III, Chief Executive Officer.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are estimated below:

SEC registration fee	$28.96
Legal fees and expenses	5,000
Accounting fees and expenses	20,000
Miscellaneous expenses	1,000
Total	$26,028.96

*Estimated expenses are presently not known and cannot be estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending, or completed legal action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law, except that no indemnification will be provided to a director, officer, employee, or agent if the indemnification sought is in connection with a proceeding initiated by such person without the authorization of our board of directors. The bylaws also provide that the right of directors and officers to indemnification shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any statute, provision of the certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The bylaws also permit us to secure insurance on behalf of any officer, director, employee, or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the bylaws would permit indemnification of any such liability.

In accordance with Section 102(b)(7) of the DGCL, our certificate of incorporation provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for (i) breaches of their duty of loyalty to us or our stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) certain transactions under Section 174 of the DGCL (unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) transactions from which a director derives an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages or actions involving a breach of their fiduciary duty of care, including any actions involving gross negligence.

In addition, we have entered into indemnification agreements with our directors and officers that require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service, so long as the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of our company and, with respect to any criminal action or proceeding, the indemnitee had no reasonable cause to believe his or her conduct was unlawful. We also maintain director and officer liability insurance to insure our directors and officers against the cost of defense, settlement or payment of a judgment under specified circumstances.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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ITEM 16. EXHIBITS

a)	Exhibits.

Item 16.	Exhibits.

Exhibit No.	Document
4.1	Form of 10% Senior Secured Promissory Note (1)
4.2	Form of Registration Rights Agreement (1)
4.3	Form of Bellridge Note (2)
4.4	Form of Registration Rights Agreement (2)
5.1	Legal Opinion of Laxague Law, Inc. (3)
10.1	Form of Securities Purchase Agreement (1)
10.3	Form of Bellridge Exchange Agreement (2)
23.1	Consent of Marcum, LLP
23.2	Consent of BDO
23.3	Consent of Laxague Law, Inc. (contained in Exhibit 5.1) (3)

(1) Previously filed with the SEC on Form 8-K filed on June 18, 2019.

(2) Previously filed with the SEC on Form 8-K on September 26, 2019.

(3) Previously filed with the SEC on Form S-3 on September 8, 2019.

ITEM 17. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B;

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(B) Each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date of the Securities Act prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of the Registration Statement on Form S-3 and has duly caused this Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Newport Beach, California, on the 26th day of December, 2019.

DPW HOLDINGS, INC.

Date: December 27, 2019	By:	/s/ MILTON C. AULT, III
Milton C. Ault, III
Chief Executive Officer (Principal Executive Officer)

Date: December 27, 2019	By:	/s/ WILLIAM B. HORNE
William B. Horne
Chief Financial Officer (Principal Financial Officer)

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, each director and officer whose signature appears below constitutes and appoints each of Milton C. Ault, III, and William B. Horne, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to sign in any and all capacities any and all amendments or post-effective amendments to this registration statement on Form S-3, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting such attorney-in-fact and agent full power and authority to do all such other acts and execute all such other documents as he may deem necessary or desirable in connection with the foregoing, as fully as the undersigned may or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registrant Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

By: /s/ Milton Ault, III Milton Ault, III	Chairman and Chief Executive Officer (Principal Executive Officer)	December 27, 2019

By: /s/ William B. Horne William B. Horne	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	December 27, 2019

By: /s/ Jeffrey A. Bentz Jeffrey A. Bentz	Director	December 27, 2019

By: /s/ Robert O. Smith Robert O. Smith	Director	December 27, 2019

By: /s/ Amos Kohn Amos Kohn	Director	December 27, 2019

By: /s/ Mordechai Rosenberg Mordechai Rosenberg	Director	December 27, 2019

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